AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED JULY 19, 2024

PARADYME FUND A II, LLC

1200 Broadway #2111

Nashville, TN 37203

Phone: (951) 901-5304

Paradyme Fund A II, LLC is a Delaware series limited liability company (which we refer to as “we,” “us,” “our” or “Company”) that has been formed to facilitate investment in individual real estate projects that will be owned by individual series of the Company (each a “Series” and collectively, the “Series”). Each individual Series will, directly or through a wholly-owned subsidiary, hold a specific asset (each an “Underlying Asset”) into which investors can invest via purchase of membership interests for that Series (each a “Series Interest” and collectively, “Series Interests”). The minimum investment for any investor is $1,000.00. For more information on the securities offered hereby, please see “Securities Being Offered” on page 45.

We are offering Series Interests of each of the Series of the Company with a status of “Open” in the “Series Offering Table” beginning on page 2 of this Offering Circular.

The sale of Series Interests for a Series will commence within two calendar days from when the Offering Circular initially including the Series in the Series Offering Table, as amended, is qualified by the SEC. The termination of an offering for a Series will occur on the earliest to occur of (i) the date subscriptions for the maximum number of Series Interests offered for a Series have been accepted, (ii) the date which is three years from the date our Offering Statement, as amended, is initially qualified by the Commission, or (iii) any earlier date on which our Manager elects to terminate the offering for such Series Interests, in its sole discretion. The Company intends to create additional Series that may be added to this offering only upon qualification of an amendment to the Offering Statement of which this Offering Circular forms a part. The offering of Series Interests pursuant to the Offering Statement shall terminate upon the earlier of (i) the date at which the maximum offering amount of all Series Interests has been sold, (ii) the date which is three years from the date our Offering Statement, as amended, is initially qualified by the Commission, or (iii) any earlier date on which our Manager elects to terminate this offering in its sole discretion.

The Company may undertake one or more closings for each Series on a rolling basis after the minimum offering amount for that Series, if any, is reached and, after each closing, funds tendered by investors will be available to such Series. The Company intends to hold a closing promptly after receiving investor funds and at least every 30 days or less. There is no minimum offering amount for the offering of Series Interests in the only currently available Series (Series I Barn Cave).

This offering is being made pursuant to Tier 2 of Regulation A following the Form 1-A Offering Circular disclosure format. There is no market for our Series Interests and none is likely to develop in the future – investors should expect to hold their Series Interests indefinitely.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Series Interests Overview

Paradyme Fund A II, LLC – Series I Barn Cave	Price to Public	Underwriting Discount and Commissions [1]	Proceeds to Issuer [2]	Proceeds to Other Persons
Per Series Interest (Class A Unit)	$1,000.00	$0.00	$1,000.00	$0.00
Total Maximum[3]	$15,000,000.00	$0.00	$15,000,000.00	$0.00

(1)

Series Interests for Series I Barn Cave will be sold for $1,000.00 each. We have not engaged a broker dealer or selling agent and all proceeds from the offering will be payable to the Company. See “Plan of Distribution.”

(2)

The Company will incur expenses relating to this offering, including, but not limited to, legal, accounting, marketing, escrow, technology, and travel expenses, which expenses are not reflected in the above table. Such expenses may be advanced by our Manager, with or without reimbursement. If our Manager is reimbursed, such reimbursement will be allocated between the applicable Series according to our allocation policy.

(3)

This offering is being made on a best-efforts basis. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of Series Interests are not sold. All investor funds will be immediately available for use upon acceptance.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” below for a description of some of the risks that should be considered before investing in our Series Interests. These risks include, but are not limited to, the following:

●	An investment in an offering constitutes only an investment in that Series and not in the Company, any other Series or any Underlying Asset.

●

If the Company’s series limited liability company structure is not respected, then investors may have to share any liabilities of the Company or a Series with all investors and not just those who hold the same Series Interests as them.

●	Each Series will rely on its Manager, Paradyme Asset Management II, LLC, to manage its Underlying Asset.

●

If we fail to manage our growth, we may not have access to sufficient personnel and other resources to operate our business and our results, financial condition and ability to make distributions to investors may suffer.

●	If the Company fails to attract and retain its key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

●	There is competition for time among the various entities and Series sharing the same management team.

●	The Company has limited operating history for investors to evaluate.

●	Possible changes in federal tax laws make it impossible to give certainty to the tax treatment of Series Interests.

●

Persons who provide services to the Company may also provide services to our Manager or affiliates thereof. Such service providers may be required to terminate representation of the Company if conflicts of interests arise that cannot be resolved or waived.

●

There is no public trading market for our Series Interests. There are also transfer restrictions contained in our Operating Agreement, as amended from time to time (“Operating Agreement”). It will thus be difficult for an investor to sell Series Interests purchased from the Company.

●	The termination of our Manager is generally limited to cause, which may make it difficult or costly to end our (or a Series’) relationship with our Manager.

●	Potential conflicts of interest may arise among our Manager and its affiliates, on the one hand, and the Company, a Series and/or our investors, on the other hand.

●	We may not be able to control a Series’ operating costs or revenues, causing the Series’ results of operations to be adversely affected.

●	Our investors do not elect or vote on our Manager and have limited ability to influence decisions regarding the businesses of the Series.

●	The Series Interest holders will have limited voting rights.

●	Any Series may be unable to generate sufficient cash flows from its operations and capital transactions to make distributions to holders of interests at any time in the future.

●	Failure of each Series to be classified as a separate entity for U.S. federal income tax purposes could adversely affect the timing, amount and character of distributions to a holder of interests.

●

The failure of a Series to qualify as a REIT would subject it to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to holders of our Series Interests.

●	You may have to hold your investment for an indefinite period.

●	The Company may not raise sufficient funds to achieve its business objectives.

●	The Company’s management has full discretion as to the use of proceeds from the offering.

●	The purchase prices for the Series Interests have been arbitrarily determined.

●

The Underlying Assets will be subject to the risks typically associated with real estate including, but not limited to, changing environmental regulations, adverse use of adjacent or neighboring real estate, changes in the demand for or supply of competing property, local economic factors which could result in the reduction of the fair market value of a property, uninsured losses, significant unforeseen changes in general or local economic conditions, inability of the Company to obtain any required permits or entitlements for a reasonable cost or on reasonable conditions or within a reasonable time frame or at all, inability of the Company to obtain the services of appropriate consultants at the proposed cost, changes in legal requirements for any needed permits or entitlements, problems caused by the presence of environmental hazards on a property, changes in federal or state regulations applicable to real property, failure of a lender to approve a loan on terms and conditions acceptable to the Company, lack of adequate availability of liability insurance or all-risk or other types of required insurance at a commercially-reasonable price, shortages or reductions in available energy, acts of God or other calamities.

●

We face possible risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition.

●	The underlying value and performance of any asset will fluctuate with general and local economic conditions.

●	The markets in which the Company participates are competitive and, if it does not compete effectively, its operating results could be harmed.

●	Lawsuits may arise involving the Company or a Series resulting in lower cash distributions to investors.

●	The Company may not raise sufficient funds to achieve its business objectives.

●	Costs imposed pursuant to governmental laws and regulations may reduce a Series’ net income and the cash available for distributions to its investors.

●	Uninsured losses or excessively expensive premiums for insurance coverage could reduce a Series’ cash flows and the return on investment.

●

The Company’s Operating Agreement and Subscription Agreement each include a forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against the Company.

●

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement or Operating Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements.

●

Persons who provide services to the Company or a Series may also provide services to our Manager or affiliates thereof. Such service providers may be required to terminate representation of the Company if conflicts of interests arise that cannot be resolved or waived.

●	Actual or anticipated epidemics, pandemics, outbreaks, or other public health crises may adversely affect the Company’s business.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

SERIES OFFERING TABLE

The table below shows summary information related to the offering of each Series.

Series Name	Underlying Asset(s)	Offering Price per Series Interest	Maximum Offering Size	Available Class A Series Interests(1)	Subscribed Series Interest (2)	Initial Qualification Date	Closing Date	Status	Taxation
Series I Barn Cave	40 Retail Centre Blvd., Lake Havasu City, Arizona	$1,000.00	$15,000,000.00	15,000	TBD	N/A	N/A	Pending	Partnership

(1)Shows the number of Series Interests available for sale as of the date of this Offering Circular. Class A Series Interests are being offered.

(2)Shows the number of Series Interests sold in this offering as of the date of this Offering Circular.

SUMMARY

This summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Unless the context otherwise requires or indicates, references in this Offering Circular to “us,” “we,” “our” or the “Company” refer to Paradyme Fund A II, LLC, a Delaware series limited liability company, our Series and our respective wholly owned subsidiaries.  As used in this offering statement on form 1-A (“Offering Statement”) of which this Offering Circular (“Offering Circular”) is a part, an affiliate of, or person affiliated with, a specified person is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. To understand this offering fully, you should carefully read the entire Offering Circular, including the section entitled “Risk Factors,” before making a decision to invest in our securities.

The Company

Paradyme Fund A II, LLC was formed as a Delaware series limited liability to facilitate investments into individual residential and commercial real estate projects. The Company intends to establish separate Series for each asset to be acquired by the Company. Ownership of a Series Interest in a Series is for that Series only and does not represent ownership in the Company or any other Series.

The Company and each Series will be managed by Paradyme Asset Management II, LLC, our Manager, which will also serve as the initial member of the Company and each Series.

We intend that each Series will be taxed as a partnership, but the Company may elect to have a Series taxed as a Real Estate Investment Trust (REIT), as determined in our Manager’s sole discretion and disclosed in the Series Offering Table.

Contact Information

Paradyme Fund A II, LLC

1200 Broadway #2111

Nashville, TN 37203

Tel: (951) 901-5304

Reporting

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Securities Act of 1933, as amended (the “Securities Act”). Rather, we will be subject to the more limited reporting requirements under Tier 2 of Regulation A, including the obligation to electronically file:

•

annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements);

•	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A); and
•	current reports for certain material events.

At any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), we intend to qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which will entitle us to take advantage of certain reduced reporting requirements and relieve us certain other significant requirements that are otherwise generally applicable to public companies.

Series LLC Structure

The Company was formed in Delaware on September 27, 2023, as a series limited liability company. The Company intends to establish separate Series for each asset to be acquired by the Company. Ownership of a Series Interest in a Series is for that Series only and does not represent ownership in the Company or any other Series or the Underlying Asset itself.

Once our Manager identifies an Underlying Asset and agrees to a price with the seller, it will enter into a purchase agreement for the property. Generally, our Manager expects to assign the contract to the relevant Series for the direct purchase of the asset by the Series; however, there may be circumstances or timing considerations that result in the Company, the Manager, or an affiliate acquiring an asset directly from the third-party seller for further sale to the Series once sufficient funding has been obtained.

In cases where the Series purchases the Underlying Asset directly from a third-party seller, it will use the proceeds from the offering for that Series to purchase the Underlying Assets and may finance a portion of the purchase price with third party financing. If the Series does not obtain sufficient funds prior to closing, our Manager or its affiliate may provide a loan to the Series to finance all or part of the purchase price of the Underlying Asset. Such loan would be repaid with or without interest, as determined by our Manager, by the applicable Series with the proceeds of its offering, with any remaining proceeds being used in accordance with the “Use of Proceeds” below detailed for that Series.

If our Manager or its affiliate purchases an Underlying Asset directly, then, after the relevant Series has obtained sufficient financing, that Series would purchase the asset for an amount equal to the original purchase price (including closing costs) plus holding costs, improvement costs and other expenses actually incurred by the Company or Manager prior to the sale to the Series.

All costs relating to an offering for a Series, acquiring and improving the Underlying Asset for the Series, all Manager fees relating to the Series and/or Underlying Asset of the Series, and Operating Expenses of the Series shall be allocated to and paid by the Series. “Operating Expenses” include, but are not limited to,

●

fees, costs and expenses incurred in connection with the management of the Underlying Assets and preparing any reports and accounts of the Series, including, but not limited to, audits of the Series’ annual financial statements, tax filings and the circulation of reports to investors;

●	insurance premiums or expenses;

●	withholding or transfer taxes imposed on the Company or the Series or any of the members;
●	governmental fees imposed on the capital of the Company or the Series;
●

legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, the Series or Manager in connection with the affairs of the Company or the Series, or relating to legal advice directly relating to the Company’s or the Series’ legal affairs;

●	fees, costs and expenses of a third-party registrar and transfer agent appointed by the manager in connection with a series;
●	indemnification payments;
●	costs, fees, or payments related to interest or financing expenses for the Series;
●	potential HOA or association fees related to the Underlying Assets;
●	costs of any third parties engaged by our Manager in connection with the operations of the Company or the Series; and
●	any similar expenses that may be determined to be operating expenses, as determined by our Manager in its reasonable discretion.

If any fees, costs and expenses of the Company are not allocable to a specific Series, they will be borne proportionately across all of the Series (which may include future Series to be issued). Our Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy. See “Business Description – Allocations of Expenses.”

Distributions

Generally

We intend to distribute 100% of Free Cash Flows (defined in “Securities Being Offered,” but generally income, less all expenses paid, fees paid to management, indebtedness, and reserves as determined by our Manager) of each Series to the members of such Series, pro rata, which may include distributions to our Manager or its affiliates to the extent they hold Series Interests in the Series, unless otherwise designated by a specific Series designation. Subject to the applicable provisions of the Delaware Act and except as otherwise provided herein, our Manager will pay distributions to the Members associated with such Series, subject to the availability of Free Cash Flows, at such times as our Manager shall reasonably determine. For distributions resulting from operations of an Underlying Asset, our Manager will attempt to make quarterly distributions. For distributions resulting from the sale or refinance of an Underlying Asset, our Manager will declare the distribution as soon as reasonably practicable after the relevant amounts have been received by the Series.

For each Series that has elected to be taxed as a REIT, we will be required to distribute 90% of the Series’ “REIT taxable income” (computed without regard to deduction for dividends paid and our net capital gains); plus 90% of the Series’ net income (after tax), if any, from foreclosure property (as described below); minus the sum of specified items of non-cash income that exceeds a percentage of the Series income.

Compensation Paid to our Manager and its Affiliates

Initial Fees and Expenses

The following initial fees, costs, and expenses listed below in connection with the offering, the sourcing/acquisition of a Series Asset, and management of each Series and the Series Assets may be borne by the relevant Series and paid using capital contributions made to the Series (except in the case of an unsuccessful offering in which case all abort costs shall be borne by the Manager, and except to the extent assumed by the Manager in writing). All fees payable to the Manager for a particular Series will be decided on a Series-by-Series basis designated in the Series designation for each Series.

(a) Cost to acquire the Series Asset;

(b) Brokerage fee;

(c) Offering expenses;

(d) Acquisition expenses;

(e) Acquisition fee; and

(f) Organization and due diligence fee.

(g) Capital management fee;

(h) Property management fee;

(i) Construction management fee;

(j) Development fee;

(k) Financing fee;

(l) Disposition fee; and

(m) Series may retain certain of the Manager’s affiliates, for services relating to Series Assets or operations of the Company or a Series, including any  administrative  services, construction, brokerage, leasing, development, financing, title, insurance, property oversight and other asset management services. Any such arrangements will be at market terms and rates, as determined by the Manager.

Transferability

Our Manager in its sole and absolute discretion may refuse a transfer by an interest holder of its Series Interests in a Series. In addition, no transfer shall be valid or effective unless the Manager determines such transfer would not result in (a) there being more than 2,000 beneficial owners in such Series or more than 500 beneficial owners that are not “accredited investors,” (b) the assets of a series being deemed plan assets for purposes of ERISA, (c) a change of U.S. federal income tax treatment of the Company and/or a Series, (d) the Company, any Series, our Manager, or its affiliates being subject to additional regulatory requirements, or (e) violation of the Company’s ownership limitations. Furthermore, as the interests are not registered under the Securities Act, transfers of interests may only be effected pursuant to exemptions under the Securities Act and as permitted by applicable state securities laws. See “Description of the Securities Being Offered–Restrictions on Ownership and Transfer” for more information.

We have not established a redemption program for Series Interests but our Manager has the authority to establish such a program in the future.

The Current Offering

Securities Being Offered:	We are offering the minimum and maximum number of Series Interests of each Series at a price per Series Interest set forth in the “Series Offering Table” section above.

The Series Interests will be limited to voting on only certain matters set forth in the Company’s Operating Agreement and the Series Designations applicable to the Series.

Minimum and maximum subscription:

The minimum subscription by an investor is $1,000.00 per Series. The maximum subscription by any investor for Series Interests is 19.9% of non-REIT Series and 9.8% of the total Series Interests of a particular Series for REIT Series, although such minimum and maximum thresholds may be waived or modified by our Manager in its sole discretion. See “Plan of Distribution” for additional information.

Use of Proceeds:

Net proceeds from the sale of Series Interests will be used generally to purchase and improve the relevant Underlying Assets set forth in the “Series Offering Table” above, pay fees due our Manager, cover allocated offering and operating expenses, and create a maintenance reserve for the applicable Underlying Assets, and repay any loan to our Manager which is used to finance all or part of the purchase prices of the Underlying Assets or operation of the Series. See “Use of Proceeds” for further details.

ABOUT THIS CIRCULAR

We have prepared this Offering Circular to be filed with the SEC for our offering of securities. The Offering Circular includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.

You should rely only on the information contained in this Offering Circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this Offering Circular. The information contained in this Offering Circular is complete and accurate only as of the date of this Offering Circular, regardless of the time of delivery of this Offering Circular or sale of Series Interests. This Offering Circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this Offering Circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department

RISK FACTORS

The Series Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that our investment objectives will be achieved or that a secondary market will ever develop for the interests. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in the Series Interests. Prospective investors should obtain their own legal and tax advice prior to making an investment in the interests and should be aware that an investment in the interests may be exposed to other risks of an exceptional nature from time to time. Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest. The following considerations are among those that should be carefully evaluated before making an investment in Series Interests.

Risks Relating to the Structure, Operation and Performance of the Company

An investment in an offering constitutes only an investment in that Series and not in the Company or any other Series or Underlying Asset. A purchase of Series Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series. This results in limited voting rights of the investor, which are solely related to a particular Series, and are further limited by the Operating Agreement, of the Company, described further herein. Thus, our Manager retains significant control over the management of the Company, each Series, and the Underlying Assets.

Furthermore, because the Series Interests in a Series do not constitute an investment in the Company as a whole, holders of the Series Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Asset because, among other things, the Manager will make most decisions relating to the Underlying Asset and the LLC Manager will receive fees based on asset value of all assets held.

Liability of investors between Series may not be honored. The Company is structured as a Delaware series limited liability company that issues a separate Series Interests for specific Underlying Assets. Each Series will merely be a separate Series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding Series Interests in one Series is segregated from the liability of investors holding Series Interests in another Series and the assets of one Series are not available to satisfy the liabilities of other Series.

Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.

If the Company’s series limited liability company structure is not respected, then investors may have to share any liabilities of the Company with all investors and not just those who hold the same Series Interests as them and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series. The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their Series Interests or the likelihood of any distributions being made by a particular Series to its investors. Further, if the series structure is not respected, it could affect taxation of the Company or any Series, including the ability of a Series to be taxed as a REIT if it has made that election.

In addition, the Company is not aware of any court case that has tested the limitations on inter-series liability provided by Section 18- 215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of the Company generally where the assets of such other Series or of the Company generally are insufficient to meet its liabilities.

If any fees, costs, and expenses of the Company are not allocable to a specific Series, they will be borne proportionately across all of the Series (which may include future Series to be issued). Although our Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series and therefore, there is a risk that a Series may bear a proportion of the fees, costs and expenses for a service or product for which another Series received a disproportionately high benefit.

Each of the Company’s Series will hold an interest in a single Underlying Asset, a non-diversified investment. We intend for each of our Series to own and operate a single Underlying Asset and as a result of this non-diversified investment strategy, each Series’ return on its investment will depend on the revenues generated by such Underlying

Asset and the appreciation of the value of the asset over time. These, in turn, are determined by such factors as national and local economic cycles and conditions, financial markets and the economy, competition and government regulation (such as tax and building code charges). The value of an Underlying Asset may decline substantially after a Series purchases it.

Each Series will rely on our Manager to manage each Underlying Asset. Following the acquisition of any Underlying Asset, the Underlying Asset will be managed by our Manager. In addition, in exchange for its asset management, our Manager will be entitled to fees from each Series. Any compensation arrangements will be determined by our Manager sitting on both sides of the table and will not be an arm’s length transaction.

If we fail to manage our growth, we may not have access to sufficient personnel and other resources to operate our business and our results, financial condition and ability to make distributions to investors may suffer. We intend to establish additional Series and acquire additional assets in the future. As we do so, we will be increasingly reliant on the resources of our Manager to manage our Underlying Assets and the Company. If its resources are not adequate to manage our Underlying Assets effectively, our results, financial condition and ability to make distributions to investors may suffer.

If our Manager fails to attract and retain its key personnel, the Company may not be able to achieve its anticipated level of growth and its business could suffer. The Company’s future depends, in part, on our Manager’s ability to attract and retain key personnel. Our future also depends on the continued contributions of the executive officers and other key personnel of our Manager, each of whom could be difficult to replace.

There is competition for time among the various entities sharing the same management team. Currently, Paradyme Asset Management II, LLC is our Manager the Company and each Series. The Company expects to create more Series in the future as additional attractive properties are identified. It is foreseeable that at certain times the various Series will be competing for time from the management team.

The Company has limited operating history for investors to evaluate. The Company and each Series were recently formed and have not generated any revenues and have no operating history upon which prospective investors may evaluate their performance. No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any Underlying Assets will increase or that any Underlying Assets will be successfully monetized.

We may need additional capital, and the sale of additional Series Interests or other securities could result in additional dilution to our investors. We may require additional capital for the development or operation of our Underlying Assets. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our investors. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Possible changes in federal tax laws make it impossible to give certainty to the tax treatment of any Series Interests. The Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in that law affecting an investment in any Series of the Company would be limited to prospective effect.

The Company’s consolidated financial statements include a going concern opinion. Our financial statements have been prepared assuming the Company will continue as a going concern. We are newly formed and have not generated revenue from operations. We will require additional capital until revenue from operations is sufficient to cover operational costs. There are no assurances that we will be able to raise capital on acceptable terms. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development and operations, which could harm our business, financial condition, and operating results. Therefore, there is substantial doubt about the ability of the Company to continue as a going concern.

If the Company does not successfully dispose of Underlying Assets, you may have to hold your investment for an indefinite period. The determination of whether to dispose of the Underlying Assets associated with any Series is entirely at the discretion of our Manager. Even if our Manager decides to dispose of such Underlying Assets, the Company cannot guarantee that it will be able to dispose of them at a favorable price to investors.

Competition with other parties for investments may reduce the Company’s profitability. The Company will compete with other entities engaged in real estate investment, including financial institutions, many of which have greater resources than the Company does. Larger entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital. Such competition could make it more difficult for the Company to obtain future funding, which could affect the Company’s growth.

Potential breach of the security measures of our investment website could have a material adverse effect on the Company. The highly automated nature of the website through which potential investors acquire interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the website, the Company, our Manager or our service providers could be breached. Any accidental or willful security breaches or other unauthorized access could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity.

Non-compliance with certain securities regulations may result in the liquidation and winding up of the Company. We are not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”), and neither our Manager nor its member is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Investment Advisers Act”), and thus the Series Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. We and our Manager have taken the position that the underlying assets are not “securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act, and thus our assets will comprise of less than 40% investment securities under the Investment Company Act and our Manager will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If we were to be required to register under the Investment Company Act or our Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of the Company and our Manager may be forced to liquidate and wind up the Company or rescind the offering of Series Interests.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions. As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We do not know whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Our Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our Manager. Our Operating Agreement provides that our Manager, in exercising its rights in its capacity as Manager, will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our Operating Agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity. The Operating Agreement allows our Manager and its affiliates to have other business interests, including those that compete with the Company.

We do not have a conflicts of interest policy. Our Company, our Manager and their affiliates will try to balance our Series Interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of interests. We have not adopted, and do not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Conflicts may exist among our Manager and its employees or affiliates. Our Manager will engage with, on behalf of the Company, a number of brokers, asset sellers, insurance companies, and maintenance providers and other service providers and thus may receive in-kind discounts. In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of our Manager and not the Company. Our Manager may be incentivized to choose a service provider or seller based on the benefits they are to receive. In addition, our Manager, its employees, or its affiliates have made loans to and may make additional loans to a Series or a subsidiary of a Series. Such loans are not negotiated at arm’s length and the Series’ or their subsidiaries could potentially receive more favorable terms from an unrelated third party.

There may be conflicting interests of investors. Our Manager will determine whether or not to acquire or liquidate our Underlying Assets. When determining to acquire or liquidate an Underlying Asset, our Manager will do so considering all of the circumstances at the time, which may include obtaining or paying a price for an Underlying Asset that is in the best interests of some but not all of the investors.

Conflicts may exist between service providers, the Company, each Series, our Manager and their affiliates. Our service providers may provide services to our Manager, each Series and the Company. Because such providers may represent both the Company and such other parties, certain conflicts of interest exist and may arise. To the extent that an irreconcilable conflict develops between us and any of the other parties, providers may represent such other parties and not the Company. Providers may, in the future, render services to us or other related parties with respect to activities relating to the Company as well as other unrelated activities. Legal counsel is not representing any prospective investors in connection with this offering. Prospective investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in our Series Interests.

The terms of our Operating Agreement make it difficult to end our relationship with our Manager. Under the terms of our Operating Agreement, holders of Series Interests in each Series of the Company have the right to remove our Manager as manager of the Company, by a vote of two-thirds of the holders of all interests in each Series of the Company (excluding our manager) voting together, in the event our Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series of Series Interests or the Company. Unsatisfactory financial performance does not constitute grounds to terminate and remove our Manager under the Operating Agreement. These provisions make it difficult to end the Company’s relationship with our Manager, even if we believe our Manager’s performance is not satisfactory.

We and our Manager determined the amount of fees paid to the Manager and its affiliates internally without any independent assessment of comparable market fees. While we and our Manager generally seek to set these fees to be comparable to prevailing market rates in the relevant geographic area, we have determined the fee rates without any independent assessment of comparable market fees. As a result, these fees may be higher than those available from unaffiliated third parties.

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect the Series’ business. The Series’ business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the recent outbreak of novel coronavirus, or COVID-19. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the company’s and the Series’ business and financial condition. “Shelter-in-place” or other such orders by governmental entities would further negatively impact the company’s and each Series’ business and could also disrupt the company’s operations if employees, who cannot perform their responsibilities from home, are not able to report to work.

The Company was recently incorporated and has limited assets and operating history. Accordingly, there is limited performance history upon which to decide whether or not to invest in our Series Interests. We have limited performance history to which a potential investor may refer to in determining whether to invest in our Series Interests. Our limited operating history significantly increases the risk and uncertainty you face in making an investment in our Series Interests.

Undercapitalization is the greatest risk facing any relatively newly formed business. If we are unable to continue to raise sufficient capital through this offering, there is a strong likelihood our business will fail and you may lose your entire investment.

The availability and timing of cash distributions is uncertain. There are many factors that can affect the availability and timing of cash distributions to members. There can be no assurance that cash flow or profits will be generated by our Underlying Assets. The amount of cash available for distribution will be affected by many factors, including without limitation, the amount of income we will earn from investments in Underlying Assets, the amount of operating expenses and many other variables. Actual cash available for distribution may vary substantially from our expectations.

Because we are dependent upon our Manager and its affiliates to conduct our operations, any adverse changes in the financial health of our Manager or its affiliates or our relationship with them could hinder our operating performance and the return on your investment. We are dependent on our Manager and its affiliates to manage our operations and acquire and manage our portfolio of real estate assets. Our Manager makes all decisions with respect to the management of the Company and Series. Our Manager depends upon the fees and other compensation that it receives from us in connection with managing the Company to conduct its operations. Any adverse changes in the financial condition of our Manager or its affiliates, or our relationship with our Manager, could hinder its ability to successfully manage our operations and our Series, which would adversely affect us and our investors.

Risks Related to this Offering and Ownership of our Series Interests

The Company may not raise sufficient funds to achieve its business objectives. There is no minimum amount required to be raised before the Company can accept your subscription for the Series Interests, and it can access the funds immediately. The Company may not raise an amount sufficient for it to meet all of its objectives, including acquiring the Underlying Assets. Once the Company accepts your investment funds, there will be no obligation to return your funds. Even if other Series Interests are sold, there may be insufficient funds raised through this offering to cover the expenses associated with the offering or complete the purchase of the Underlying Assets and the development and implementation of the Company’s operations. The lack of sufficient funds to pay expenses and for working capital will negatively impact the Company’s ability to implement and complete its planned use of proceeds.

The Company’s management has full discretion as to the use of proceeds from the offering. The Company presently anticipates that the net proceeds from the offering will be used by us to purchase the Underlying Assets of the Series and as general working capital. The Company reserves the right, however, to use the funds from the offering for other purposes not presently contemplated herein but which are related directly to growing its current business. As a result of the foregoing, purchasers of the Series Interests hereby will be entrusting their funds to the Company’s management, upon whose judgment and discretion the investors must depend, with only limited information concerning management’s specific intentions.

There is currently no trading market for the Company’s securities. There is currently no public trading market for any Series Interests, and an active market may not develop or be sustained. If an active public or private trading market for the Series Interests does not develop or is not sustained, it may be difficult or impossible for you to resell your Series Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Series Interests.

The purchase prices for the Series Interests have been arbitrarily determined. The purchase price for the Series Interests has been arbitrarily determined by the Company and bears no relationship to the Company’s assets, book value, earnings or other generally accepted criteria of value. In determining pricing, the Company considered factors such as the purchase and holding costs of the Underlying Assets, the Company’s limited financial resources, the nature of its assets, estimates of its business potential, the degree of equity or control desired to be retained by Manager and general economic conditions.

There are restrictions on an investor’s ability to sell its interests making it difficult to transfer, sell or otherwise dispose of our Series Interests. Each state has its own securities laws, often called “blue sky” laws, which limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Our Series Interests will not be registered under the laws of any states. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our Series Interests. Investors should consider the resale market for our Series Interests to be limited. Investors may be unable to resell their Series Interests, or they may be unable to resell them without the significant expense of state registration or qualification.

In addition, there are significant transfer restrictions contained in our Operating Agreement that prohibit transfers under certain circumstances.

Investors will be subject to the terms of the Subscription Agreement. As part of this investment, each investor will be required to agree to the terms of the Subscription Agreement included as Exhibit 4.1 to the Offering Statement of which this Offering Circular is part. The Subscription Agreement requires investors to indemnify the Company for any claim of brokerage commissions, finders’ fees, or similar compensation and for misrepresentations. Legal conflicts relating to the Subscription Agreement will likely be heard in Delaware courts and will be governed by  Delaware law.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement or Operating Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements. Investors in this offering will be bound by the Subscription Agreement and the Operating Agreement, both of which include a provision under which investors waive the right to a jury trial of any claim, other than claims arising under federal securities laws, that they may have against the Company arising out of or relating to these agreements. By signing these agreements, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If you bring a claim against the Company in connection with matters arising under the Subscription Agreement or Operating Agreement, other than claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under one of those agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

In addition, when the Series Interests are transferred, the transferee is required to agree to all the same conditions, obligations, and restrictions applicable to the Series Interests or to the transferor with regard to ownership of the Series Interests, that were in effect immediately prior to the transfer of the Series Interests, including the Subscription Agreement and the Operating Agreement.

The Company’s Operating Agreement and Subscription Agreement each include a choice of law provision, which could result in less favorable outcomes to the plaintiff(s) in any action against the Company. The Company’s Operating Agreement and subscription agreement include a choice of law selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the applicable agreement, or the transactions contemplated thereby, other than matters arising under the federal securities laws, apply the laws of the State of Delaware.. These choice of law provisions may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

We are offering our Series Interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Series Interests less attractive to investors as compared to a traditional initial public offering. As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements as compared to companies whose securities are registered under the Securities Act or Exchange Act of 1934, as amended, which may make an investment in our Series Interests less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required. If our scaled disclosure and reporting requirements reduces the attractiveness of the interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to offer a diversified portfolio of investments and create economies of scale, which may adversely affect the value of the interests or the ability to make distributions to investors.

We are subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our investors receive less information. We are required to report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of our fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of our fiscal year.

We also may elect to become a public reporting company under the Exchange Act. If we elect or are required to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We would expect to elect to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Series Interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.

We are relying on the exemption for insignificant participation by benefit plan investors under ERISA. The Plan Assets Regulation of the Employee Retirement Income Security Act of 1974 (“ERISA”) provides that the assets of an entity will not be deemed to be the assets of a benefits plan if equity participation in the entity by benefit plan investors, including benefit plans, is not significant.  The Plan Assets Regulation provides that equity participation in the entity by benefit plan investors is “significant” if, at any time, 25% or more of the value of any class of equity interest is held by benefit plan investors.  Because we are relying on this exemption, we will not accept investments from benefit plan investments of  25% or more of the value of any class of equity interest.  If repurchases of Series Interests reach  25%, we may repurchase shares of benefit plan investors without their consent until we are under such 25% limit. See the section of this offering circular captioned “ERISA Considerations” for additional information regarding the Plan Assets Regulation.

Series Interests are being offered under offering exemptions, and if it were later determined that such exemptions were not available, purchasers would be entitled to rescind their purchase agreements. Series Interests are being offered to prospective investors pursuant to Tier 2 of Regulation A under the Securities Act. Further, the Company has, and may in the future, offer Series Interests under Regulation D under the Securities Act. If the sale of Series Interests do not ultimately qualify for such an exemption, investors might have the right to rescind their purchase of Series Interests. Since compliance with these exemptions is highly technical, it is possible that if an investor were to seek rescission, such investor would succeed. A similar situation prevails under state law in those states where Series Interests may be offered without registration. If a number of investors were to be successful in seeking rescission, the Company would face severe financial demands that could adversely affect the Company and, thus, the non-rescinding investors.

If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and may divert attention from management of the Underlying Assets by the Manager. Subject to certain exceptions, Section 12(g) of the Exchange Act requires an issuer with more than $10 million in total assets to register a class of its equity securities with the Commission under the Exchange Act if the securities of such class are held of record at the end of its fiscal year by more than 2,000 persons or 500 persons who are not “accredited investors.”  While our Operating Agreement presently prohibits any transfer that would result in any Series being beneficially owned by more than 2,000 persons or 500 non-“accredited investors,” the Manager has the right to waive this prohibition.  To the extent the Section 12(g) assets and holders limits are exceeded, we intend to rely upon a conditional exemption from registration under Section 12(g) of the Exchange Act contained in Rule 12g5-1(a)(7) under the Exchange Act (the “Reg. A+ Exemption”), which exemption generally requires that the issuer (i) be current in its Form 1-K, 1-SA and 1-U filings as of its most recently completed fiscal year end; (ii) engage a transfer agent that is registered under Section 17A(c) of the Exchange Act to perform transfer agent functions; and (iii) have a public float of less than $75 million as of the last business day of its most recently completed semi-annual period or, in the event the result of such public float calculation is zero, have annual revenues of less than $50 million as of its most recently completed fiscal year.  If the number of record holders of any Series of Interests exceeds either of the limits set forth in Section 12(g) of the Exchange Act and we fail to qualify for the Reg. A+ Exemption, we would be required to register such Series with the Commission under the Exchange Act. If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and may divert attention from management of the Underlying Assets by the Manager.

Risk Factors Related to Real Estate Generally

We may experience general risks of real estate investing. Factors which could affect the Company’s ownership of income-producing property might include, but are not limited to any or all of the following; changing environmental regulations, adverse use of adjacent or neighboring real estate, changes in the demand for or supply of competing property, local economic factors which could result in the reduction of the fair market value of a property, uninsured losses, significant unforeseen changes in general or local economic conditions, inability of the Company to obtain any required permits or entitlements for a reasonable cost or on reasonable conditions or within a reasonable time frame or at all, inability of the Company to obtain the services of appropriate consultants at the proposed cost, changes in legal requirements for any needed permits or entitlements, problems caused by the presence of environmental hazards on a property, changes in federal or state regulations applicable to real property, failure of a lender to approve a loan on terms and conditions acceptable to the Company, lack of adequate availability of liability insurance or all-risk or other types of required insurance at a commercially-reasonable price, shortages or reductions in available energy, acts of God or other calamities. Furthermore, there could be a loss of liquidity in the capital markets such that a refinance or sale of a property may be hindered.

Our Company’s investment in the properties will be additionally subject to the risks and other factors generally incident to the ownership of real property, including such things as the effects of inflation or deflation, inability to control future operating costs, inability to attract tenants, vandalism, rent strikes, collection difficulties, uncertainty of cash flow, the availability and costs of borrowed funds, the general level of real estate values, competition from other properties, residential patterns and uses, general economic conditions (national, regional, and local), the general suitability of a property to its market area, governmental rules and fiscal policies, acts of God, and other factors beyond the control of the Company.

We face possible risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition. To the extent climate change causes changes in weather patterns, the Underlying Assets could experience increases in storm intensity which could damage the Underlying Assets and result in higher vacancy. Climate change may also affect our business by increasing the cost of, or making unavailable, property insurance on terms we find acceptable in areas most vulnerable to such events, increasing operating costs, including the cost of water or energy, and requiring us to expend funds to repair and protect our Underlying Assets in connection with such events. Any of the foregoing could have a material adverse effect on our business, results of operations, and financial condition.

The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions. The successful operation of any real estate asset is significantly related to general and local economic conditions. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, declining real estate values, or the public perception that any of these events may occur, can result in reductions in the underlying value of any asset and result in poor economic performance. In such cases, investors may lose the full value of their investment, or may not experience any distributions from the real estate asset.

Rising expenses could reduce cash flow and funds available for future investments. Our properties will be subject to increases in real estate tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to increase rents at an equal or higher rate or lease properties on a basis that covers all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future cash distributions.

A property could be difficult to sell, which could diminish the return on the Underlying Assets. The Company may elect to lease or rent some of the Underlying Assets and a rental property may incur losses due to extended periods of vacancy and may suffer reduced revenues resulting in less cash available for distribution to its investors. In addition, the resale value of any Underlying Asset could be diminished if the market value of the Underlying Assets declines, due to a decrease in cash flow generated by property or a decline in real estate market values. Such a reduction in the resale value of a property could also reduce the value of investors’ Series Interests.

The Company may decide to sell an Underlying Asset which could conflict with an investor’s interests. Our Manager may determine when to sell any Underlying Asset at any time in accordance with the management rights afforded to our Manager. Investors will not have a say in this decision. The timing and decision to sell an Underlying Asset may conflict with investors’ personal interests, beliefs or theories regarding the real estate market. Further, it is possible the sale was not completed at an optimal time. In any case, investors would not have any cause of action against the Company or Manager for such sales.

A decline in general economic conditions in the markets in which each property is located or in the United States generally could lead to lower rental rates in those markets. As a result of these trends, the Company may reduce revenue, potentially resulting in losses and lower resale value of properties, which may reduce investor return.

Lawsuits may arise between the Company and third parties resulting in lower cash distributions to investors. Disputes with sellers, buyers, tenants, contractors, service providers and other third parties may be common. These disputes may escalate into legal action from time to time. In the event a lawsuit arises between the Company and a third party it is likely that the Company will see an increase in costs. Accordingly, cash distributions to investors may be affected.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the Company’s investors. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us booking the property. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce or eliminate the amounts available for distribution to you.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions. Each Underlying Asset may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce the Company’s net income and the amount of cash available for distributions to investors.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the Company’s cash flows and the return on investment. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums the Company pays for coverage against property and casualty claims. Additionally, to the extent the Company finances the acquisition of an Underlying Asset, mortgage lenders in some cases insist that property owners purchase coverage against flooding as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, which could inhibit the Company’s ability to finance or refinance its properties if so required. In such instances, the Company may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. The Company may not have adequate coverage for such losses. If any of the properties incur a casualty loss that is not fully insured, the value of the assets will be reduced by any such uninsured loss, which may reduce the value of investor interests. In addition, other than any working capital reserve or other reserves the Company may establish, the Company has no additional sources of funding to repair or reconstruct any uninsured property. Also, to the extent the Company must pay unexpectedly large amounts for insurance, it could suffer reduced earnings that would result in lower distributions to investors.

We may not have control over costs arising from rehabilitation of properties. We may elect to invest in properties which may require rehabilitation. Consequently, we may retain independent general contractors to perform the actual physical rehabilitation and/or construction work and will be subject to risks in connection with a contractor’s ability to control rehabilitation and/or construction costs, the timing of completion of rehabilitation and/or construction, and a contractor’s ability to build in conformity with plans and specification. The Company may hire a contractor that underestimates the material and labor costs, and in turn, the development could suffer from cost overruns which could adversely affect investments by investors. In addition, if there are cost overruns or multiple unforeseen change orders, the timeline for development of the properties could be adversely affected, which could negatively affect investors’ investments.

The consideration paid for our properties may exceed fair market value, which may harm our financial condition and operating results. The consideration that we pay will be based upon numerous factors, and the properties may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a property, or its appraised value will be a fair price, or that we will be able to generate an acceptable return on such property. As a result, our investments in our properties may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

The failure of our properties to sufficiently appreciate in value would most likely preclude our investors from realizing an attractive return on their interest ownership. There is no assurance that our real estate investments will appreciate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties, since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In investing in a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition. Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to our Manager’s discretion.

Real estate construction involves various risk factors that can impact the successful completion and profitability of a project. Some of the Series projects will involve the development and construction of real estate, which presents unique risks. Some of these risk factors include:

•Market Risk: Fluctuations in real estate market conditions can affect demand for the completed properties, leading to potential delays in sales or lower selling prices. Economic downturns can reduce demand for the completed properties, which would affect the Company's ability to sell or lease the properties.

•Financial Risk: Insufficient funding or cash flow issues can lead to project delays, cost overruns, or even project abandonment. Interest rate fluctuations can impact borrowing costs and profitability. Inadequate financial planning and budgeting can lead to cost overruns and negatively affect a project's profitability.

•Construction and Design Risk: Poor project planning and design can lead to construction delays and increased costs. Design flaws or changes can result in construction rework, causing delays and cost overruns which could affect the overall profitability of a project. Availability of skilled labor and materials can also impact the construction schedule and costs.

•Regulatory and Legal Risk: Delays or complications in obtaining necessary permits and approvals can lead to project delays and increased costs. Zoning changes or other regulatory issues can impact the feasibility of the project. Legal disputes, such as contract disputes or litigation, can lead to delays, increased costs, and reputational damage to the Company.

•Environmental and Sustainability Risk: Environmental contamination or other environmental issues can lead to costly cleanup efforts and delays. Changes in environmental regulations can impact project design and construction methods, potentially leading to increased costs.

•Political and Geopolitical Risk: Political instability, changes in government policies, or geopolitical events can affect the project's viability and profitability.

•Technology and Innovation Risk: Incorporating new technologies or construction methods without proper understanding or testing can lead to implementation challenges and delays. Technological disruptions or changes can impact project timelines and costs.

•Health and Safety Risks: Inadequate safety measures can result in accidents, injuries, or fatalities, leading to legal and financial consequences.

The Company anticipates that the success of the properties will be subject to market risks. Changes in market conditions such as a downturn in the real estate market for reasons such as increases in interest rates, cyclical movement in the real estate market and depressed or unstable general economic conditions, could result in lower property values which could result in a lower than projected sale price for the properties. It could also affect leasing rates for the properties. The Company may lack the flexibility to respond and adjust quickly to any fluctuations in the market, which would result in increased financial risk to the Company. Economic downturns could force the Company to hold on to a property for longer than anticipated or sell it for less than anticipated or at a loss, which would negatively affect investor returns.

Title insurance may not cover all title defects. Our Manager will acquire title insurance on each property, but it is possible that uninsured title defects could arise in the future, which the Company may have to defend or otherwise resolve, the cost of which may impact the profitability of each property and/or the Company as a whole.

Due diligence may not uncover all material facts. Our Manager will endeavor to obtain and verify material facts regarding the properties. It is possible, however, that our Manager will not discover certain material facts about a property, because information presented by the sellers may have been prepared in an incomplete or misleading fashion, and material facts related to such property may not yet have been discovered.

Financial projections may be wrong. Certain financial projections concerning the future performance of the properties are based on assumptions of an arbitrary nature and may prove to be materially incorrect. No assurance is given that actual results will correspond with the results contemplated by these projections. It is possible that returns may be lower than projected, or that there may be no returns at all.

These and all other financial projections, and any other statements previously provided to the Purchaser relating to the Company or its prospective business operations that are not historical facts, are forward-looking statements that involve risks and uncertainties. Sentences or phrases that use such words as “believes,” “anticipates,” “plans,” “may,” “hopes,” “can,” “will,” “expects,” “is designed to,” “with the intent,” “potential” and others indicate forward-looking statements, but their absence does not mean that a statement is not forward- looking.

Such statements are based on our Manager’s current estimates and expectations, along with currently available competitive, financial, and economic data. However, forward-looking statements are inherently uncertain. A variety of factors could cause business conditions and results to differ materially from what is contained in any such forward-looking statements.

It is possible that actual results from operation of the properties will be different than the returns anticipated by our Manager and/or that these returns may not be realized in the timeframe projected by our Manager, if at all.

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure. We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments. We may borrow as much as 80% or more of the value of our properties. While our investors will not be personally liable for these obligations, and our Manager may issue personal guarantees that these obligations will be repaid, the Company is ultimately responsible for paying off these debts. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

Risk Factors Relating Specifically to Paradyme Fund A II, LLC – Series I Barn Cave

The profitability of the property is uncertain. Series I Barn Cave intends to develop luxury condos with storage for boats and recreational vehicles. If demand for or use of these luxury items drops due to economic or other conditions, Series I Barn Cave may find it difficult to lease and/or sale the condos upon their completion.

Lack of sales, vacancies, and tenant defaults may reduce revenues. Series I Barn Cave will primarily depend on condo sales to pay both the operating expenses of Series I Barn Cave and for the future development of the property. Vacant condos and/or purchase payment defaults could reduce the amount of revenue that might otherwise be available for payment of its expenses and/or distribution. Significant Company expenditures such as increased development costs, real estate taxes, insurance and maintenance costs are generally not reduced when circumstances cause a reduction in income from the condos owned by Series I Barn Cave.

In addition, while the Company does not intend to, it may elect to rent the condos if it has difficulty selling them due to market or other conditions. If it does so, a vacancy or default of a tenant on the rent due for its condo will cause Series I Barn Cave to lose the revenue from that unit and if enough effective vacancies occur, it could cause Series I Barn Cave to have to find an alternative source of revenue to meet its operating expenses. If Series I Barn Cave is unable to do so, it may not be able to fully develop the Underlying Asset as planned. In the event of a tenant default, the Company may experience delays in enforcing its rights as landlord and may incur substantial costs in evicting the tenant and re-renting the affected condo.

Series I Barn Cave intends to fund a large portion of the future phases of development of the property with income generated by sale of condos developed in earlier phases. If Series I Barn Cave has difficulty selling condos developed in the first phases of development, it may not have sufficient cash necessary to complete the full development. Series I Barn Cave could seek financing or alternative sources of capital; however, it is uncertain whether debt financing with good terms would be available or that Series I Barn Cave would be able to raise any deficit in capital. If Series I Barn Cave is unable to fully develop the property, investor returns would be negatively impacted, and Members could lose some or all of their investment.

Tax Risk Factors

Neither the Company nor any Series of the Company has requested an IRS ruling as to its partnership tax status. Partnerships are generally pass-through entities for tax purposes, meaning that the income and deductions pass through to the individual partners rather than being taxed at the entity level. If the Company’s tax status as a partnership is reclassified as a corporation by the IRS, it can have several implications and risks for both the Company and its members including, but not limited to, the following:

•Double Taxation: Corporations are subject to double taxation, meaning that the corporate income is taxed at the entity level, and then any distributions or dividends to shareholders are taxed again at the individual level. This is different from partnerships, which are pass-through entities, and income is only taxed at the individual partner level.

•Loss of Pass-Through Benefits: Partnerships enjoy pass-through taxation, where profits and losses flow through to the individual partners. If reclassified as a corporation, the entity loses this pass-through treatment, and income is taxed at both the corporate and individual levels.

•Change in Tax Rates: Corporate tax rates may be different from individual tax rates. Reclassification could result in partners facing higher or lower tax rates on their share of the income.

•Additional Compliance Requirements: Corporations have different reporting and compliance requirements than partnerships. This includes filing corporate tax returns and adhering to corporate governance and regulatory standards.

•Changes in Deductibility: Some deductions and credits available to partnerships may not be available to corporations, and vice versa. The reclassification could impact the ability to claim certain tax benefits.

•Impact on Members’ Basis: The tax basis of a partner's interest in the partnership affects the taxation of distributions and sales of partnership interests. Reclassification may alter the members’ basis calculations.

•Potential Legal and Structural Changes: Reclassifying as a corporation may require changes to the legal and structural aspects of the entity.

We may elect to have some Series taxed as REITs, for which the following risk factors would apply.

The failure of a Series to qualify or remain qualified as a REIT would subject the Series to U.S. federal income tax and potentially state and local tax and would adversely affect the Series’ operations and the market price of the Series’ Interests. We intend for each Series to elect and qualify to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with the first full taxable year following the closing of a Series offering and intend to operate such Series in a manner that would allow the Series to continue to qualify as a REIT. However, we may terminate a Series’ REIT qualification, if our Manager determines that not qualifying as a REIT is in the best interests of a Series, or inadvertently. A Series’ qualification as a REIT depends upon its ability to meet, through actual annual operating results, distribution levels, and diversity of stock ownership, the various and complex REIT qualification tests imposed under the Internal Revenue Code. To qualify as a REIT, a Series must comply with certain highly technical and complex requirements. We cannot be certain that a Series has complied or will comply with these requirements because there are few judicial and administrative interpretations of these provisions. In addition, facts and circumstances that may be beyond our control may affect our ability for each Series to qualify as a REIT. We cannot assure you that new legislation, regulations, administrative interpretations or court decisions will not change the tax laws significantly with respect to a Series’ qualification as a REIT or with respect to the federal income tax consequences of qualification. We cannot assure you that we will qualify or will remain qualified as a REIT.

If a Series fails to qualify as a REIT, it will not be allowed to deduct distributions to investors in computing taxable income and will be subject to federal income tax at regular rates. In addition, the Series may be barred from qualification as a REIT for the four taxable years following disqualification. The additional tax incurred at regular corporate rates would significantly reduce the taxable cash flow available for distribution to investors and for debt service. Furthermore, the Series would no longer be required by the Internal Revenue Code to make any distributions to our investors as a condition of REIT qualification. Any distributions to investors would be taxable as ordinary income to the extent of the Series current and accumulated earnings and profits. Corporate distributees, however, may be eligible for the dividends received deduction on the distributions, subject to limitations under the Internal Revenue Code.

Even if a Series qualifies as a REIT, in certain circumstances, it may incur tax liabilities that would reduce its cash available for distribution to our investors. Even if a Series qualifies and maintains its status as a REIT, it may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% excise tax, and some state and local jurisdictions may tax some or all of our income because not all states and localities treat REITs the same as they are treated for U.S. federal income tax purposes. A Series may not make sufficient distributions to avoid excise taxes applicable to REITs. A Series also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our investors would be treated as if they earned that income and paid the tax on it directly. However, investors that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. A Series also will be subject to corporate tax on any undistributed REIT taxable income. Cash used for paying taxes will not be available for distribution or reinvestment by the Series.

The taxation of distributions to our investors can be complex; however, distributions that we make to our investors generally will be taxable as ordinary income or constitute a return of capital, which may reduce your anticipated return from an investment in us. Distributions that a Series makes to our taxable investors out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes, (2) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, or (3) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from our taxable REIT subsidiaries (“TRSs”). A return of capital is not taxable but has the effect of reducing the basis of an investor’s investment in our Series Interests. Due to our investment in real estate, depreciation deductions and interest expense may reduce our earnings and profits in our early years with the result that a large portion of distributions to our investors in early years may constitute a return of capital rather than ordinary income.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends. Qualified dividend income payable to U.S. investors that are individuals, trusts, and estates is subject to the reduced maximum tax rate applicable to long-term capital gains. Dividends payable by REITs, however, generally are not eligible for this reduced rate. For taxable years beginning after December 31, 2017, and before January 1, 2026, non-corporate taxpayers may deduct up to 20% of certain pass-through business income, including “qualified REIT dividends” (generally, dividends received by a REIT that are not designated as capital gain dividends or qualified income), subject to certain limitations, resulting in an effective maximum federal income tax rate of 29.6% on such income. In addition, individuals, trusts, and estates whose income exceeds certain thresholds are subject to 3.8% Medicare tax on dividends received by us. Although the reduced U.S. federal income tax rate applicable to qualified dividend income does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts, and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the interests of the REITs, including our Series Interests. Tax rates could be changed in future legislation.

If a Series were considered to actually or constructively pay a “preferential dividend” to certain of our investors, the Series’ status as a REIT could be adversely affected. In order to qualify as a REIT, a Series must distribute annually to its investors at least 90% of the Series’ REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide the Series with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding interests within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their investors could give rise to the inadvertent payment of a preferential dividend. While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, there is no de minimis exception with respect to preferential dividends. Therefore, if the IRS were to take the position that a Series inadvertently paid a preferential dividend, the Series may be deemed either to (a) have distributed less than 100% of its REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of its REIT taxable income and the Series status as a REIT could be terminated for the year in which such determination is made if the Series were unable to cure such failure. If, however, a Series qualifies as a “publicly offered REIT” (within the meaning of Section 562(c) of the Internal Revenue Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities. The REIT provisions of the Internal Revenue Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for the purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS generally will not provide any tax benefit, except for being carried forward against future taxable income of such TRS.

The ability of our Manager to revoke the REIT qualification of a Series without approval may subject a Series to U.S. federal income tax and reduce distributions to our investors. Our Operating Agreement provides that our Manager may revoke or otherwise terminate a Series’ REIT election, without the approval of our investors, if it determines that it is no longer in a Series’ best interest to continue to qualify as a REIT. While we intend for each Series to elect and qualify to be taxed as a REIT, a Series may not elect to be treated as a REIT or may terminate its REIT election if we determine that qualifying as a REIT is no longer in the best interests of our investors. If a Series ceases to be a REIT, it would become subject to U.S. federal income tax on its taxable income and would no longer be required to distribute most of its taxable income to our investors, which may have adverse consequences on the total return to our investors and on the market price of the Series’ interests.

Legislative or regulatory action with respect to tax laws and regulations could adversely affect the Company and our investors. On December 22, 2017, H.R. 1, informally titled the Tax Cuts and Jobs Act, or the TCJA, was enacted. The TCJA made major changes to the Internal Revenue Code, including a number of provisions of the Internal Revenue Code that affect the taxation of REITs and their investors. The long-term effect of the significant changes made by the TCJA remains uncertain, and additional administrative guidance will be required in order to fully evaluate the effect of many provisions. The effect of technical corrections with respect to the TCJA could have an adverse effect on the Company and our investors. We are also subject to state and local tax laws and regulations. Changes in state and local tax laws or regulations may result in an increase in our tax liability. A shortfall in tax revenues for states and municipalities in which we operate may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional taxes on our assets or income. These increased costs could adversely affect our financial condition, results of operations and the amount of cash available for the payment of dividends.

In addition, in recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure our investors that any such changes will not adversely affect the taxation of an. We cannot assure you that future changes to tax laws and regulations will not have an adverse effect on an investment in our Series Interests.

You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our Series Interests and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Series Interests.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, the Operating Agreement provides our Manager with the power, under certain circumstances, to revoke or otherwise terminate a Series’ REIT election and cause such Series to be taxed as a regular corporation, without the vote of our investors. Our Manager could only cause such changes in a Series’ tax treatment if it determines in good faith that such changes are in the best interest of the Series’ investors.

The ownership restrictions of the Internal Revenue Code for REITs and the 9.8% ownership limit in the Operating Agreement may inhibit market activity in our Series Interests and restrict our business combination opportunities The Internal Revenue Code imposes certain limitations on the ownership of the stock of a REIT. For example, not more than 50% in value of our outstanding interests of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code) during the last half of any taxable year. To protect a Series’ REIT status, the Operating Agreement prohibits any holder from acquiring more than 9.8% (in value or number of interests, whichever is more restrictive) of the aggregate of the outstanding total capital stock of a Series or more than 9.8% (in value or number of interests, whichever is more restrictive) of our Series Interests or any class or Series of the outstanding interests unless our Manager determines that it is no longer in a Series’ best interests to continue to qualify as a REIT or that compliance with the restriction is no longer required in order for the Series to continue to so qualify as a REIT. The ownership limitation may limit the opportunity for investors to receive a premium for their interests that might otherwise exist if an investor were attempting to assemble a block of interests in excess of 9.8% of the outstanding interests or otherwise effect a change in control.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors. If (a) we are a “pension-held REIT,” (b) a tax-exempt entity has incurred (or deemed to have incurred) debt to purchase or hold our Series Interests, or (c) a holder of our Series Interests is a certain type of tax-exempt entity, dividends on, and gains recognized on the sale of, our Series Interests by such tax-exempt entity may be subject to U.S. federal income tax as unrelated business taxable income under the Internal Revenue Code.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “will,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

DILUTION

Dilution means a reduction in value, control, or earnings of the units the investor owns. As of the date of this Offering Circular, Paradyme Asset Management II, LLC owns 100% of the Company’s membership interests. Those membership interests are not connected to any specific Series Interest. Investors in this offering will be acquiring Series Interests of Series I Barn Cave. Our Manager has been issued all 100 Class B Series Interests in such Series, which represent the right to receive 30% of Free Cash Flows after certain payments to investors. Such Class B Series Interests were not issued in consideration paid by our Manager, as opposed to the $1,000 per Series Interest to be paid by investors. Investors will also experience dilution as a result of the sale of additional Series Interests of the Series through this offering and a separate offering exemption under Regulation D, Rule 506(c) which the Company is conducting concurrently with this offering.

PLAN OF DISTRIBUTION

We are offering, on a best-efforts basis, Series Interests of each of the open Series of the Company in the “Series Offering Table” herein. The minimum subscription by an investor is $1,000.00 per Series. The maximum subscription by any investor for Series Interests is 19.9% of non-REIT Series and 9.8% of the total Series Interests of a particular Series for REIT Series, although such minimum and maximum thresholds may be waived or modified by our Manager in its sole discretion.

The sale of Series Interests for a Series will commence within two calendar days from when the Offering Circular initially including the Series in the Series Offering Table, as amended, is qualified by the SEC. The termination of an offering for a Series will occur on the earliest to occur of (i) the date subscriptions for the maximum number of Series Interests offered for a Series have been accepted, (ii) the date which is three years from the date our Offering Statement, as amended, is initially qualified by the Commission, or (iii) any earlier date on which our Manager elects to terminate the offering for such Series Interests, in its sole discretion. The Company intends to create additional Series that may be added to this offering only upon qualification of an amendment to the Offering Statement of which this Offering Circular forms a part. The offering of Series Interests pursuant to the Offering Statement shall terminate upon the earlier of (i) the date at which the maximum offering amount of all Series Interests has been sold, (ii) the date which is three years from the date our Offering Statement, as amended, is initially qualified by the Commission, or (iii) any earlier date on which our Manager elects to terminate this offering in its sole discretion.

The Company may, in its sole discretion, undertake one or more closings on a rolling basis. Closings will occur promptly after receiving investor funds and at least every 30 days or less. After each closing, funds tendered by investors will be available to the Company and the Company will issue the Series Interests to accepted investors. Not all investors will receive their Series Interests on the same date.

The Series Interests are being self-underwritten; the Company has not engaged a broker-dealer in connection with this offering. All inquiries regarding this offering should be made directly to the Company. No compensation will be paid to any principal, the Manager, or any affiliated company or party with respect to the sale of the Series Interests. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934 for the sale of Series interests. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction.

Offering of Series I Barn Cave Series Interests

The Company is offering up to 15,000 Class A Series Interests in Series I Barn Cave for $1,000 per Series Interest, for a maximum offering amount of $15,000,000. There is no minimum offering amount.

Suitability Requirements

Series Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of our Company does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not negative equity), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.

In addition to the foregoing, each prospective investor must represent in writing that they meet, among other things, all of the following requirements:

●	The prospective investor has had a chance to review the Offering Statement and its exhibits, including our Operating Agreement;

●	The prospective investor understands that an investment in interests involves substantial risks;

●	The prospective investor’s overall commitment to non-liquid investments is, and after their investment in interests will be, reasonable in relation to their net worth and current needs;

●	The prospective investor has adequate means of providing for their financial requirements, both current and anticipated, and has no need for liquidity in this investment;

●	The prospective investor can bear the economic risk of losing their entire investment in interests;

●	The prospective investor has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in interests; and

●

Except as set forth in the subscription agreement, no representations or warranties have been made to the prospective investor by our Company or any partner, agent, employee, or affiliate thereof, and in entering into this transaction the prospective investor is not relying upon any information, other than that contained in the offering statement of which this offering circular is a part, including its exhibits.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

We will be permitted to make a determination that the subscribers of interests in this offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov. We may accept or reject any subscription, in whole or in part, for any reason or no reason at all.

An investment in our interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our interests.

Subscription Procedure

After the qualification by the SEC of the Offering Statement, as amended, of which this Offering Circular is a part, to subscribe for Series Interests in this offering, each prospective investor must review and complete subscription agreements and return them to the Company by email at breanna@paradymeinvestments.com or by mail at 33421 Hidden Hollow Drive, Wildomar, CA 92595 and make payment of the purchase price by check or wire.

The Company may ask an investor to provide identification or accreditation proof documents before accepting the subscription.

We reserve the right to reject any investor’s subscription in whole or in part for any reason. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction. Further, pursuant to the applicable Series Interest subscription agreement, the subscriptions are irrevocable by the investor. Upon acceptance of an investor and payment of its subscription amount to the Company, the investor’s Series Interests will be issued electronically by the Company’s transfer agent.

Transfer Agent

The Company has entered into an agreement with Colonial Stock Transfer to provide transfer agent services. All matters regarding the issuance and/or transfer of Series Interests will be effectuated through the transfer agent.

Selling Security holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

Forum Selection Provision

The Subscription Agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the Company based on the Agreement to be brought in a state or federal court of competent jurisdiction in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Agreement, excluding any claims under federal securities laws. Although the Company believes the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting the Company’s litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to various forums so they may continue to focus on the operations of the Company.

Jury Trial Waiver

The Subscription Agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the Agreement, excluding any claim under federal securities laws. By signing the Subscription Agreement, an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If the Company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

Amendments and Supplements

From time to time, we may add additional Series by amending this Offering Statement or provide an “Offering Circular supplement” that may add, update or change other information contained in this Offering Circular. We must also file annual amendments while this offering is active to update our financial statements and material disclosures. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement or amendment. Our Offering Statement filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Statement and the related exhibits filed with the SEC and any Offering Circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the SEC website at www.sec.gov.

USE OF PROCEEDS

Paradyme Fund A II, LLC – Series I Barn Cave

Gross proceeds from the sale of Paradyme Fund A II, LLC – Series I Barn Cave Series Interests will be $15,000,000.00, assuming the full amount of the offering is sold. The table below sets forth the uses of proceeds of the Company’s Paradyme Fund A II, LLC – Series I Barn Cave Series Interests.

Use of Proceeds
Offering & Organizational Expenses	$25,000.00	$25,000.00	$25,000.00
Property Acquisition	$4,016,500.00	$4,016,500.00	$4,016,500.00
Investment in Hard and Soft Costs	$1,958,500.00	$4,501,726.00	$8,251,726.00
Potential Reserves	-	$2,706,774.00	$2,706,774.00

The Company will require a total capitalization of $57,903,795.00. The table below sets forth the total use of proceeds of this capitalization amount.

Sources of Capital	Offering Proceeds 40% Offering Sold	Offering Proceeds 75% Offering Sold	Offering Proceeds 100% Offering Sold
Gross Proceeds(1)	$6,000,000.00	$11,250,000.00	$15,000,000.00
Reinvestment(2)	$42,903,795.00	$42,903,795.00	$42,903,795.00
Financing(3)	$9,000,000.00	$3,750,000.00	-
Total Gross Capitalization	$57,903,795.00	$57,903,795.00	$57,903,795.00

Use of Proceeds
Offering & Organizational Expenses(4)	$25,000.00	$25,000.00	$25,000.00
Property Acquisition(5)	$4,016,500.00	$4,016,500.00	$4,016,500.00
Soft Costs	$1,687,657.00	$1,687,657.00	$1,687,657.00
Hard Costs	$45,173,058.00	$45,173,058.00	$45,173,058.00
Capital Management Fee(6)	$918,000.00	$918,000.00	$918,000.00
Organization and Due Diligence Fee(7)	$246,000.00	$246,000.00	$246,000.00
Developer Fee(8)	$3,130,806.00	$3,130,806.00	$3,130,806.00
Potential Reserves	$2,706,774.00	$2,706,774.00	$2,706,774.00
Total Use of Proceeds	$57,903,795.00	$57,903,795.00	$57,903,795.00

(1)	The Series intends to use capital raised through this offering and other exempt offerings to acquire and develop its Underlying Asset. It intends to raise an aggregate of $15,000,000.

(2)	The Underlying Asset for this Series will be developed in phases. The Series intends to use proceeds from the sale of developed condos in previous phases to fund the development of future phases.

(3)

The Series does not intend to use any debt financing for the development of the property unless it is unable to raise all $15,000,000.00 needed to capitalize the project. If the Series does not raise the full amount, it will seek bridge financing to cover any deficient amount.

(4)

Expenses for this Series will be advanced by our Manager of its affiliates until we have received sufficient offering proceeds. They will be reimbursed for allocated expenses via offering proceeds. Our Manager will not receive any interest on the advanced funds.

(5)

The acquisition cost for the property is $4,016,500. The Company closed on the property through 40 Retail BC LH, LLC, an Arizona limited liability company, a wholly owned subsidiary of the Series, on April 22, 2024.

(6)

We have agreed to pay our Manager a Capital Management Fee for each Series. For this Series, beginning on the first quarter end date following the initial closing date of the issuance of Class A Series Interests in the Series, it shall pay the Manager or its designated affiliate a Capital Management Fee. The fee shall be payable quarterly in arrears, calculated as one-half percent (0.50%) (2% annualized) of the deployed capital contributions of the Series used for the acquisition, improvement, maintenance, or operation of the Series asset as of the last day of the immediately preceding quarter. Above is an estimate of what this fee will be.

(7)

We have agreed to pay our Manager an organization/due diligence fee for each Series, the amount of which is set for each Series by the Manager. The fee for this Series is a flat fee of $240,000. The Manager intends to defer payment of any fees until the Company has a raised a minimum of $500,000.00 in capital.

(8)

We have agreed to pay our Manager a developer fee of up to seven percent (7%) of the hard costs in connection with services related to the development or capital improvements of an Underlying Asset of a Series payable in a frequency determined by the Manager as funds are expended. The amount stated above is an estimate of the total fee and actual results may be an amount materially greater or less than as shown above. The Manager intends to defer payment of any fees until the Company has a raised a minimum of $500,000.00 in capital.

General

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in the economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DESCRIPTION OF BUSINESS

Our Company

The Company was formed on September 27, 2023, as a Delaware series limited liability company. The Company intends to acquire, develop, operate, improve, and/or sell residential and commercial real estate throughout the United States. The Company will establish a separate Series for each Underlying Asset. The Company intends that the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series will be enforceable against the assets of the applicable Series only, and not against the assets of the Company or its other Series.

Our Manager, Paradyme Asset Management II, LLC,  is our sole member and will be the initial member and manager of each Series.

We intend that each Series will be taxed either as a partnership or a Real Estate Investment Trust (REIT), as determined in our Manager’s sole discretion. The taxation election of each Series will be listed in the Series Offering Table.

Our Manager will generally receive Series Interests in each Series in consideration for its services. Additionally, our Manager and its affiliates may invest in Series Interests at the same price as that offered to investors.

Acquisition Process

We will rely on our Manager to identify, underwrite, and negotiate for properties on our behalf. We intend to invest throughout the U.S., although we intend our initial market focus to include western states. Our Manager has the authority to make all the decisions regarding our investments. The criteria that our Manager will consider when evaluating prospective investment opportunities include:

•macroeconomic conditions that may influence operating performance;

•real estate market factors that may influence real estate valuations;

•analysis of the real estate, zoning, operating costs, development costs and the asset’s overall competitive position in its market;

•real estate and sales market conditions affecting the real estate;

•the estimated costs and timing associated with capital improvements or development of the real estate;

•a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

•review of third-party reports, including appraisals, comparable properties, historical rent and vacancy rates, engineering, and environmental reports; and

•physical inspections of the real estate and analysis of markets.

If a potential investment meets our Manager’s underwriting criteria, our Manager will analyze each potential investment’s risk return profile and review financing sources, if applicable.

Generally, acquisitions will be negotiated and arranged by our Manager or its affiliates. Properties may be acquired by the Series designated to hold the Underlying Asset, by a wholly owned subsidiary of the Series, or by our Manager or one of its affiliates. The Company will then raise the equity needed to acquire and get the property ready for market or development, as the case maybe, and may obtain a loan to finance a portion of such activities, in the discretion of our Manager.

If our Manager or one of its affiliates purchases an Underlying Asset directly, then, after the relevant Series has obtained sufficient capital and financing, if applicable, it will sell the Underlying Asset to that Series (or its subsidiary) for an amount equal to the original purchase price (including closing costs) plus holding costs, renovation and other related costs incurred prior to the sale to the Series as well as the fees due our Manager related to the Underlying Asset.

In cases where the Series purchases an Underlying Asset directly from a third-party seller, it will use the proceeds of the offering for that Series to purchase the Underlying Asset and our Manager or an affiliate may provide a loan to the Series to finance all or part of the purchase price of the Underlying Asset that would be repaid with or without interest, as determined by our Manager, from the proceeds of the offering.

We may finance a portion of the purchase and/or development or construction of properties using debt. We expect a target portfolio wide leverage of approximately 50%-80% loan to value. We will seek to secure leverage that is long term, fixed rate and nonrecourse, to the extent obtainable on a cost-effective basis; however, may use floating rate, short term or construction financing as well. Our Manager may from time to time modify our leverage policy in its discretion and may elect to not employ any leverage at all in its discretion.

Competition

The Company competes with many others engaged in real estate investment and management including but not limited to individuals, corporations, bank and insurance company investment accounts, real estate investment trusts, and private real estate funds. The residential and commercial real estate industries are highly competitive, and we face competition from many sources, including from other income producing real estate both in the immediate vicinity and the geographic market where our properties are and will be located.

Employees

The Company does not have any employees. All services will be provided via our Manager and its employees and contractors.

Intellectual Property

All trademarks and intellectual property will be held by our Manager. Our Series and investors will have no ownership rights in such intellectual property.

Allocation of Expenses

Our Manager and/or its affiliates may advance offering expenses for the Series and will be reimbursed through offering proceeds. In general, these costs include legal, accounting, underwriting, filing and compliance costs, as applicable, related to the offering.

In addition, each Series will be responsible for the costs and expenses attributable to the activities of the Company related to the Series including, but not limited to:

●

fees, costs and expenses incurred in connection with the management of the Underlying Assets and preparing any reports and accounts of the Series, including, but not limited to, audits of the Series’ annual financial statements, tax filings and the circulation of reports to investors;

●	insurance premiums or expenses;
●	withholding or transfer taxes imposed on the Company or the Series or any of the members;
●	governmental fees imposed on the capital of the Company or the Series;
●

legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, the Series or Manager in connection with the affairs of the Company or the Series, or relating to legal advice directly relating to the Company’s or the Series’ legal affairs;

●	fees, costs and expenses of a third-party registrar and transfer agent appointed by the manager in connection with a series;
●	indemnification payments;
●	costs, fees, or payments related to interest or financing expenses for the Series;
●	potential HOA or association fees related to the Underlying Assets;
●	costs of any third parties engaged by our Manager in connection with the operations of the Company or the Series; and
●	any similar expenses that may be determined to be operating expenses, as determined by our Manager in its reasonable discretion.

If any fees, costs, and expenses of the Company are not allocable to a specific Series, they will be borne proportionately across all of the Series (which may include future Series to be issued). Our Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy.

Reporting

Our Manager must keep appropriate books and records with respect to the business of the Company and each Series business. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement. For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by our Manager in accordance with the Internal Revenue Code.

The Company will be required to make annual and semi-annual filings with the SEC. The Company will make annual filings on Form 1- K, and will include audited financial statements for the previous fiscal year. The Company will make semi-annual filings on Form 1-SA, which will include unaudited financial statements for the six months to June 30. The Company will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors, or certain types of capital-raising. The Company will be required to keep making these reports unless it files a Form 1-Z to exit the reporting system, which it will only be able to do if it has less than 300 unitholders of record and have filed at least one Form 1-K.

Under the Securities Act, the Company must update this Offering Circular upon the occurrence of certain events, such as asset acquisitions. At least every 12 months, the Company will file a post-qualification amendment to the Offering

Statement of which this Offering Circular forms a part, to include the Company’s recent financial statements and updated disclosures. The Company may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system and by the Company’s through each investor account at http://www.junipersquare.com. You should read all the available information before investing.

Governmental Regulation

As a potential owner/operator of rental properties, we may become subject to federal, state, and local regulations governing landlord-tenant relationships, tax regulations and licensing requirements that differ from state to state and city to city. We are also subject to federal state and local laws that affect property development and ownership generally, including permitting and licensing laws and regulations relating to the development of property, environmental laws, certificates of occupancy limitations, and laws related to accommodations for persons with disabilities. See the discussion in “Risk Factors” regarding some of these regulations and the risks they pose for our business.

Legal Proceedings

The Company is not a party to any current litigation and is not aware of any threatened litigation. Ryan Garland, the manager of the Manager, was party to a lawsuit involving real estate development, which recently settled. Mr. Garland assisted in raising capital for the real estate development project. Investors claimed the developer/main sponsor for the project used raised capital for personal use and couldn’t advance the project. Mr. Garland discovered and advised investors of the issue. Three investors out of twelve filed suit naming the developer, Mr. Garland, and a number of other parties including the escrow and title company alleging mismanagement of funds. The main sponsor/developer of the project disappeared and avoided investors until the statute of limitations for the alleged claims expired. Although Mr. Garland claimed no wrongdoing throughout the suit, he chose to settle with investors. The lawsuit began in 2021 and Mr. Garland recently settled in October of 2023.

Series I Barn Cave Property Overview

On September 27, 2023, Paradyme Fund A II, LLC established Paradyme Fund A II, LLC – Series I Barn Cave for the purpose of acquiring the property at 40 Retail Centre Blvd, Lake Havasu, AZ 86404 (“Barn Cave Property”) from a third-party seller. An affiliate of our Manager entered into a purchase agreement to purchase the Barn Cave Property on October 17, 2023. The purchase price is $4,000,000.00. See the purchase and sale agreement attached as Exhibit 6.1. Series I Barn Cave closed on the property through 40 Retail BC LH, LLC, an Arizona limited liability company, a wholly owned subsidiary of the Series, on April 22, 2024. The Company intends to capitalize the project through this offering and a separate exempt offering under Regulation D, Rule 506(c), except for certain loans made by affiliates of the Manager to the Company, as Series I Barn Cave. However, if the Series does not raise enough funds to capitalize the project, it may obtain bridge financing to cover any deficiency. An affiliate of our Manager, Paradyme Secured Income Fund, LP, has provided a bridge loan to 40 Retail BC LH, LLC in the amount of $3,900,000.00 at a rate of twelve percent (12%) simple interest rate per annum for the acquisition.

Address of Property	40 Retail Centre Blvd, Lake Havasu, AZ 86404

Type of Property	Vacant land

Acreage	Approximately 17 acres

Configuration	50 – one-bedroom units (approx. 700 sq. ft. with 840 sq. ft. garage) and 100 – three-bedroom units (approx. 1,400 sq. ft. with 1,680 sq. ft. garage)

Intended improvements

Series I Barn Cave intends to develop a total of 150 total luxury condos with each condo having its own RV/boat storage unit built below the condos and an approximately 20-23 sq. ft. community center shell for inclusion of a pool and gym. The community center shell will be leased or sold to an operator who will construct tenant improvements for the pool and gym. In order to do so, the Company will split the property into two parcels, with the condos on one parcel and the community center shell on the other parcel, which is expected to be approximately two acres. Title to the community center and its parcel will be transferred to an affiliate of our Manager, at no cost, in order to facilitate its operation past the dissolution of the Company. The construction and holding of the community center will be handled by the affiliated entity and the Series will have no interest in the community center, its parcel, or the income therefrom. Our Manager believes the transfer of the community center to an Affiliate of our Manager will benefit the Series because it will reduce costs since the Series will not have to make tenant improvements to or operate the facility, it will allow the Series to sell the condos more quickly than in the absence of a community center, and it will allow the Series to sell off all off its assets and dissolve much quicker than if it had to hold onto the community center. See the Conflicts of Interest section above for more information.

Development and sale of property	The unit mix for the condos is expected to be as follows below but may be subject to change depending on finalization and approval of plans:
	Unit Mix	Number of Units	Residence Sq. Ft.	Garage Sq. Ft.	Sales Value per Unit
	1 BD	50 units	700	840	$355,000.00
	3 BD	100 units	1,400	1,680	$555,000.00

Series I Barn Cave intends to develop the condos in five phases. Preconstruction is expected to take approximately seven months and site work is expected to take approximately six months. No environmental studies have been conducted yet. Following the pre-construction and site work, development of each phase is expected to be completed as follows:

	Milestone	Phase 1	Phase 2	Phase 3	Phase 4
	Number of Units	16	20	28	37
	Construction timeline (month)	14-19	20-25	26-31	32-37
	Projected months until 100% of units sold/under contract	15	22	29	36

Each subsequent phase of development will be funded in part by the lease or sale of the condos developed in the previous phase. Series I Barn Cave anticipates needing to reinvest approximately $42,903,795 to completely fund all phases of the development. Series I Barn Cave anticipates that it will engage Denley Companies, LLC for the construction, but no agreement has been reached yet.

Series I Barn Cave plans to market the condos to three main groups which include existing homeowners in Havasu, visitors looking for a vacation home, and new homeowners in Havasu.

Management Fees

The following initial fees, costs, and expenses listed below in connection with the offering, the sourcing/acquisition of a Series Asset, and management of the Series and the Series Assets will be borne by the Series and may be paid using capital contributions made to the Series (except in the case of an unsuccessful offering in which case all abort costs shall be borne by the Manager, and except to the extent assumed by the Manager in writing).

(a) Cost to acquire the Series Asset;

(b) Offering expenses;

(c) Acquisition expenses;

(d) Series may retain certain of the Manager’s affiliates, for services relating to Series Assets or operations of the Company or a Series, including any  administrative  services, construction, brokerage, leasing, development, financing, title, insurance, property oversight and other asset management services. Any such arrangements will be at market terms and rates, as determined by the Manager.

(e) Organization and due diligence fee: The Manager or its designated Affiliate may receive an organization and due diligence fee for its efforts in organizing and making this Series investment opportunity available. The fee for this Series shall be a flat fee of two hundred forty-six thousand dollars ($246,000.00). The fee is payable once the Series breaks impounds and uses capital contributions provided to it by the Series members.

(f) Capital management fee: On a quarterly basis beginning on the first quarter end date following the initial closing date of the issuance of Class A Interests in the Series, the Series shall pay the Manager or its designated affiliate a capital management fee, payable quarterly in arrears, an amount equal to one-half percent (0.50%) (2% annualized) of the deployed capital contributions of the Series used for the acquisition, improvement, maintenance, or operation of a Series asset as of the last day of the immediately preceding quarter.

(g) Property management fee: The Manager or its designated affiliate will receive a property management fee commensurate with market rates for each real property asset held by the Series for which it provides property management services. The Manager may elect to hire a third-party to provide property management services for any Series Asset.

(h) Developer fee: The Manager or its designated affiliate will receive a developer fee of up to seven percent (7%) of the hard costs in connection with services related to the development or capital improvements of the Series’ assets payable in a frequency determined by the Manager as hard cost funds are expended.

(i) Reimbursement of expenses: The Manager may enter into an agreement pursuant to which the Manager loans to the Company an amount equal to the remaining excess operating expenses (the ”Operating Expenses Reimbursement Obligations”). The Manager, in its sole discretion, may impose a reasonable rate of interest (a rate no less than the applicable federal rate (as defined in the IRS code)) on any Operating Expenses Reimbursement Obligation. The Operating Expenses Reimbursement Obligation(s) shall become repayable when cash becomes available for such a purpose in accordance with ARTICLE VII of the Operating Agreement.

These fees were determined internally without any independent assessment of comparable market fees. As a result, they may be higher than those available from unaffiliated third parties.

Distributions

Timing

Distributions will be made in accordance with the terms of the Operating Agreement and Series Designation. The Company does not expect to generate cash from the operation of Series Assets and that distributions will not be available until the completed construction and sale of the Series Assets.

Distributions

Any Free Cash Flows of Series I Barn Cave after (i) repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations including any accrued interest as there may be and (ii) the creation of such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses, shall be applied and distributed as follows below.

Free Cash Flow means any available cash for distribution generated from the net income received by a Series, as determined by the Manager to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization of the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation of the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash operating expenses less (a) any capital expenditure related to the Series Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, including interest payments on debt obligations and tax liabilities, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with Section 6.4 of the Operating Agreement.

The Company anticipates having little to no cash available for distribution from operational cash flow. Free Cash Flow from operational cash flow will be distributed as follows:

•First, the Class A Members shall ratably receive a cumulative, non-compounding preferred return of eight percent (8%) per annum, calculated on their unreturned capital contributions.

•Thereafter, Free Cash Flow will be distributed seventy percent (70%) to the Class A members, and thirty percent (30%) to the Class B members, ratably apportioned to each member based upon the number of units held by the member out the total issued and outstanding units for the class, respectively.

Free Cash Flow from capital transactions or from dissolution and liquidation of the Company will be distributed as follows:

•First, Class A members shall ratably receive any accrued but unpaid preferred return.

•Second, the Class A Member shall ratably receive all Free Cash Flow, until they have been returned all of their unreturned capital contributions.

•Thereafter, Free Cash Flow will be distributed seventy percent (70%) to the Class A members, and thirty percent (30%) to the Class B Members, ratably apportioned to each member based upon the number of units held by the member out the total issued and outstanding units for the class, respectively.

Please review the foregoing distribution terms in the Operating Agreement, included as Exhibit 2.2, and the Series Designation, included as Exhibit 2.3 to this Offering Statement, before purchasing any Series Interests.

DESCRIPTION OF

PROPERTIES

We do not have physical offices.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview

Paradyme Fund A II, LLC was formed on September 27, 2023, in the State of Delaware as a series limited liability company. Since its formation, the Company has been engaged primarily in formulating its business plan, sourcing, and performing due diligence on and acquisition of our first property, and developing the financial, offering, and other materials to begin fundraising. We are considered to be a development stage company since we are devoting substantially all of our efforts to establishing our business.

Results of Operations

The Company has had no significant operations and no revenues as of the date of this Offering Circular other than the acquisition of the property. Series I Barn Cave closed on the property (through its subsidiary) on April 22, 2024 and expects to fund development activities thereafter through proceeds raised in this offering.

Liquidity and Capital Resources

Due to its recent formation, the Company has no cash or assets reflected on its balance sheet and the only liabilities reflected is $35,990 due to an affiliate. The Company’s capital resources will be derived from operating cash flow and from proceeds from this offering and a concurrent offering exempt under Regulation D. The Series will be dependent on the net proceeds from this offering for funding to reimburse our Manager. For information regarding the anticipated use of proceeds from this offering, see “Use of Proceeds.”

The Company’s financial statements have been prepared assuming the Company will continue as a going concern. The Company is newly formed and has not generated revenue from operations. The Company will require additional capital until revenue from operations is sufficient to cover operational costs. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

Plan of Operations

During the next 12 months, the Company intends to fund operations through equity financing and debt. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development and operations, which could harm its business, financial condition, and operating results.

Trend Information

The Company has a limited operating history and no historical operating data for trend analysis. Nonetheless, the Company’s business is subject to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. Events including, but not limited to, recession; inflation; downturn or otherwise; government regulations and political policies; travel restrictions; changes in the real estate market; and interest-rate fluctuations could have a material adverse effect on the Company’s financial condition and the results of its operations.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

In accordance with the Company’s Operating Agreement and the Series Designations, Paradyme Asset Management II, LLC will serve as our Manager and Manager for the Series. Paradyme Asset Management II, LLC’s managers, officers, and key employees are as follows:

Name	Position	Age	Term of Office (if indefinite, give date appointed)	Full Time/ Part Time
Ryan Garland	Manager	39	October 30,2023 - Present	Full Time
Michael Reveley	Chief Executive Officer	62	October 30,2023 - Present	Part Time – 20 hours/week

Ryan Garland

Ryan Garland is the sole member and manager of our Manager. Ryan Garland’s unparalleled ability to understand the real estate market, and to consequentially shift his strategic thinking is the very foundation on which he has built his stellar career. Ryan started his lending career in the traditional SFR (Single Family Residence) space. Due to Ryan's ability to establish relationships with HNW clientele (High-Net-Worth) and his passion for distressed assets, he began the Paradyme brand. Ryan acted as CEO of Paradyme Funding Inc. from 2016 through May of 2023 where he focused on strategic planning, financial management, investment decision-making, and leadership to drive the company's growth, profitability, and long-term success in a dynamic industry. From May 2023 through to the present, he is currently chairman of the board where he focuses on organization of board meetings, ensuring proper communication between the board and the Chief Executive Officer, and providing strategic guidance to the company as a whole. He has also been the manager of our Manager since its inception on October 30, 2023. Currently our Manager only manages the Company, but it may manage other entities in the future.

Ryan successfully facilitated and closed an average of 150 short sales and REO transactions a month during the 2008 recession period, strictly focused on “workout turnarounds" also known as flips - both in the SFR and Commercial sectors. Operating as an LP, Ryan was voted #1 Top Originator in California for four years in a row. Ryan also made Top Producer Magazine, a nationwide publication. Ryan has facilitated over $1.5 billion in distressed real estate transactions.

Ryan was party to a lawsuit involving real estate development, which recently settled. Mr. Garland assisted in raising capital for the real estate development project. Investors claimed the developer/main sponsor for the project used raised capital for personal use and couldn’t advance the project. Mr. Garland discovered and advised investors of the issue. Three investors out of twelve filed suit naming the developer, Mr. Garland, and a number of other parties including the escrow and title company alleging mismanagement of funds. The main sponsor/developer of the project disappeared and avoided investors until the statute of limitations for the alleged claims expired. Although Mr. Garland claimed no wrongdoing throughout the suit, he chose to settle with investors. The lawsuit began in 2021 and Mr. Garland recently settled in October of 2023.

Michael Reveley

Mr. Reveley is the Chief Executive Officer of Paradyme Asset Management II, LLC. From 2021 to 2022, Mr. Reveley worked as the Managing Director, Head of Fund Distribution for Scarsdale Capital, a distressed debt fund located in Los Angeles, California. From 2011 to 2021, he served as the Executive Director of Structural Monitoring System (ASX:SMN), an aerospace technology company with operations in the U.S., Australia and Canada. Mr. Reveley helped oversee Structural Monitoring System’s recapitalization, restructuring and subsequent growth to over 100 employees globally. From 2009 to 2011 Mr. Reveley served as the Co-Founder and Chief Investment Officer of SEAL Capital, a Los Angeles based global macro hedge fund. Prior to forming SEAL Capital, from 19963 to 2009, Michael served as the Co-Founder and Chief Investment Officer of Seagate Global Advisors. Seagate Global Advisors was an alternative asset management platform offering strategies in global macro, emerging market fixed income and China based private equity through an affiliated company, Seabright Asset Management – a joint venture with China Everbright Bank in Hong Kong. From 1990 to 1996, Mr. Reveley served as a Director at Swiss Bank Corporation in New York and London responsible for Eurobond and Global Bond origination in North America. From 1985 to 1990, he served as a Vice President at First Interstate Bank responsible for the Derivative Sales Team in New York. Mr. Reveley holds a B.A. in economics from the University of Southern California.

COMPENSATION OF MANAGER

As the date of this Offering Circular, the Company has not compensated our Manager or any director or executive officer of our Manager for their services to the Company. Rather, our Manager will receive management fees from the Company as described below.

Fees

Organization and Due Diligence Fee: The Manager or its designated Affiliate may receive an organization/due diligence fee for its efforts in organizing and making each Series investment opportunity available and conducting due diligence on the investment opportunity and Underlying Assets for each Series payable upon breaking impounds and using the Capital Contributions provided to the Series. The organization and due diligence fee for Series I Barn Cave is a flat fee of two hundred forty-six thousand dollars ($246,000.00).

Capital Management Fee: On a quarterly basis beginning on the first quarter end date following the initial closing date of the issuance of Interests in a Series, the series shall pay the Manager a Capital Management Fee, payable quarterly in arrears, equal to one-half percent (0.50%) (2% annualized) of the deployed capital contributions of the Series as of the last day of the immediately preceding quarter. This fee is expected to total approximately nine hundred eighteen thousand dollars ($918,000.00).

Property Management Fee: The Manager or its designated Affiliate will receive a Property Management Fee commensurate with market rates for each real property asset held by a series for which it provides property management services.

Developer Fee: The Manager or its designated affiliate will receive a developer fee of up to seven percent (7%) of the hard costs in connection with services related to the development or capital improvements of Series assets payable in a frequency determined by the Manager as funds are expended. This fee is expected to total approximately three million one hundred thirty thousand eight hundred six dollars ($3,130,806.00).

Reimbursement of Expenses: The Manager may enter into an agreement pursuant to which the Manager loans to the Company an amount equal to the remaining excess operating expenses (the ”Operating Expenses Reimbursement Obligation(s)”). The Manager, in its sole discretion, may impose a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Code)) on any Operating Expenses Reimbursement Obligation. The Operating Expenses Reimbursement Obligation(s) shall become repayable when cash becomes available for such a purpose in accordance with Article VII of the Operating Agreement.

Fees for Professional Services: Each Series may retain certain of the Manager’s affiliates, for services relating to the Series or operations of the Company or Series, including any  administrative  services, construction, brokerage, leasing, development, financing, title, insurance, property oversight and other asset management services. Any such arrangements will be at market terms and rates, as determined by the Manager.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table displays the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of the Company’s capital stock, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 10% of any class of the Company’s capital stock as of the date of this Offering Circular.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class (1)	Percent of voting power
Company interest	Paradyme Asset Management II, LLC(1) 1200 Broadway #2111, Nashville, TN 37203	100% of Membership Interests of Paradyme Fund A II, LLC	N/A	30%	30%

(1) Paradyme Asset Management II, LLC is managed and 100% owned by Ryan Garland.

Our Manager will serve as the initial member for each Series and may purchase Series Interests through this offering.

The following table displays the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of the Series Interests of Series I Barn Cave, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 10% of any class of the Series Interests of Series I Barn Cave as of the date of this Offering Circular.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class (1)	Percent of voting power
Class B Series Interest	Paradyme Asset Management II, LLC(1) 1200 Broadway #2111, Nashville, TN 37203	100% of Class B Series Interests of Series I Barn Cave	N/A	100%	30%
Class A Series Interest	Robert Eskew 465 Adirondack Court, Marco Island, FL 34145	200 Class A Series Interests	N/A	26.67%	18.67%
Class A Series Interest	Joe & Cammi Merriam 1755 Riverstone Circle, Corona, CA 92883	100 Class A Series Interests	N/A	13.33%	9.33%
Class A Series Interest	Chad & Kimberly Daoust 22216 Oban Drive, Spicewood, TX 78669	100 Class A Series Interests	N/A	13.33%	9.33%
Class A Series Interest	Nancy Back 8269 Gulf Blvd, #202, Navarre Beach, FL 32566	100 Class A Series Interests	N/A	13.33%	9.33%

(1)Paradyme Asset Management II, LLC is managed and 100% owned by Ryan Garland.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Related Party Transactions

Except as described herein (or within the section entitled “Compensation of Directors and Executive Officers” of this report), none of the following parties (each a “Related Party”) has, since inception, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our Manager, or its executives, directors, or 10% or more shareholders;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding interests; or

●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

An affiliate of our Manager, Paradyme Havasu Storage, LLC, loaned $100,000.00 for the downpayment for the property purchase at a rate of five percent (5%) simple interest per annum to be acquired by Series I Barn Cave through its wholly owned subsidiary, 40 Retail BC LH, LLC. This loan has been repaid by the Company.

In addition, another affiliate of our Manager, Paradyme Secured Income Fund, LP, has provided a bridge loan to 40 Retail BC LH, LLC in the amount of $3,900,000.00 with a simple interest rate of twelve percent (12%) per annum for the acquisition of the property. The loan agreement is attached as Exhibit 6.2.

Pursuant to our Operating Agreement, we have agreed to pay our Manager certain fees as detailed in “Compensation Of Directors And Executive Officers.”

Our Manager has been issued membership interests in our Company and is the initial member of Paradyme Fund A II, LLC – Series I Barn Cave. As a member, our Manager has executed and is a party to our Operating Agreement and will be entitled to 30% of distributions by Series I Barn Cave.

The Company intends to split the property acquired by Series I Barn Cave into two parcels, with the condos on one parcel and the community center on the other parcel, which is expected to be approximately two acres. Title to the community center and its parcel will be transferred to an affiliate of our Manager (the “Affiliated Entity”), at no cost, in order to facilitate its operation past the dissolution of the series. Approximately $2,500,000 will be used by the series to split the parcels and construct the shell of the community center. After its construction, it is expected that the Affiliated Entity will contract with an operator to run the community center and make all necessary tenant improvements pursuant to a commercial lease. No lease has been entered at this time. Neither the Company nor Series I Barn Cave will be entitled to any lease payments or any proceeds upon a sale of the community center by the Affiliated Entity, thereby increasing the benefits received by affiliates of our Manager. Nonetheless, our Manager believes the transfer of the community center to the Affiliated Entity will benefit the series because it will reduce the costs since the series will not have to make tenant improvements to or operate the facility, it will allow the series to sell the condos more quickly than in the absence of a community center, and it will allow the series to sell off all off its assets and dissolve much quicker than if it had to hold onto the community center.

Conflicts of Interest

The Company is subject to various conflicts of interest arising out of its relationship with our Manager and its affiliates.

The sole member and manager of Paradyme Asset Management II, LLC has legal obligations with respect to our Manager which may conflict with him acting in our best interests, especially in the event of a conflict between us and our Manager. In such instances, it is expected that his loyalty will be to our Manager and not the Company.

From time to time, our Manager and its affiliates may create new entities that will acquire real estate assets that are in the same asset class or might compete with the assets acquired by the Company. Our Manager will, in its sole discretion, determine which entity will be responsible for acquiring a specific asset and some assets that could be acquired by or benefit the Company may be allocated to another entity owned or controlled by our Manager or its affiliates.

The Company relies on Paradyme Asset Management II, LLC professionals and other staff for the day-to-day operation of the Company and the Series. These persons will face conflicts of interest in allocating their time among the Company, Paradyme Asset Management II, LLC, other related entities and other business activities in which they are involved. However, the Company believes that Paradyme Asset Management II, LLC and its affiliates have sufficient professionals to fully discharge their responsibilities to the Company.

Our Manager’s interests in our revenues and distributions may cause its management to make more risky business decisions than they would otherwise in the absence of such carried interest.

Certain legal, accounting, and other advisors, including real estate brokers, of our Company may also serve as representatives or agents of our Manager or its members or affiliates. As a result, conflicts of interests could arise and in such cases, such representatives or agents may have to withdraw from the representation of our Company if such conflicts cannot be resolved.

The Company does not have any formal policies in place to resolve conflicts of interest.

SECURITIES BEING OFFERED

The following descriptions of the Company’s Series Interests, certain provisions of Delaware law, the Series Designation for each Series and our Operating Agreement are summaries and are qualified by reference to Delaware law, the Series Designation of the relevant Series and our Operating Agreement, which are included as Exhibits to the Offering Statement of which this Offering Circular is a part.

Our Manager may amend any of the terms of our Operating Agreement or any Series Designation as it determines in its sole discretion. However, no amendment to our Operating Agreement may be made without the consent of the holders holding a majority of the outstanding Series Interests, that: (i) decreases the percentage of outstanding Series Interests required to take any action under the Agreement; (ii) materially adversely affects the rights of any of the members holding Series Interests (including adversely affecting the holders of any particular Series Interests as compared to holders of other Series Interests); (iii) modifies Section 11.1(a) of the Operating Agreement or gives any person the right to dissolve the Company; or (iv) modifies the term of the Company.

Our Company was formed as a Delaware series limited liability. The Company intends to establish separate Series for each asset to be acquired by the Company. It is not anticipated that any Series would acquire any assets other than the asset for which the applicable Series was created (the “Underlying Asset(s)”). Ownership of a Series Interest in a Series is for that Series only and does not represent ownership in the Company or any other Series.

Distributions

Pursuant to our Operating Agreement, and subject to any Series Designation, any Free Cash Flows of each Series will be applied and distributed 100% to the members of such Series on a pro rata basis (which, for the avoidance of doubt, may include our Manager or its affiliates that hold Series Interests).

For each Series that has elected to be taxed as a REIT, we will be required to distribute 90% of the Series’ “REIT taxable income” (computed without regard to deduction for dividends paid and our net capital gains); plus 90% of the Series’ net income (after tax), if any, from foreclosure property (as described below); minus the sum of specified items of non-cash income that exceeds a percentage of the Series income.

“Free Cash Flows” means any available cash for distribution generated from the net income received by a Series, as determined by our Manager to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series); (ii) any amortization of the relevant Underlying Asset (as shown on the income statement of such Series); (iii) any depreciation of the relevant Underlying Asset (as shown on the income statement of such Series); and (iv) any other non-cash Operating Expenses, less (a) any capital expenditure related to the Underlying Asset (as shown on the cash flow statement of such Series); (b) any other liabilities or obligations of the Series, including interest payments on debt obligations and tax liabilities and fees to Paradyme Asset Management II, LLC and its affiliates, in each case to the extent not already paid or provided for; (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding up as allocated to the relevant Series in accordance with the terms of the Operating Agreement, and (d) reserves in such amount as determined by our Manager.

General Restrictions on Transfer

No Transfer of any Series Interest, whether voluntary or involuntary, will be valid or effective, and no transferee will become a substituted Member, unless the written consent of our Manager has been obtained, which consent may be withheld in its sole and absolute discretion. Furthermore, no transfer of any Series Interests, whether voluntary or involuntary, will be valid or effective unless our Manager determines, after consultation with legal counsel acting for the Company that such transfer will not, unless waived by our Manager:

•result in the transferee directly or indirectly owning in excess of 19.9% of the aggregate outstanding Series Interests;

•result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series, as specified in Section 12(g)(1)(A) (ii) of the Exchange Act, unless the Series Interests have been registered under the Exchange Act or the Company is otherwise an Exchange Act reporting company;

•cause all or any portion of the assets of the Company or any Series to constitute plan assets for purposes of the Employee Retirement Income Security Act of 1974;

•adversely affect the Company or such Series, or subject the Company, the Series, our Manager or any of their respective affiliates to any additional regulatory or governmental requirements or subject the Company, any Series, our Manager or any of their respective affiliates to any tax to which it would not otherwise be subject;

•require registration of the Company, any Series or any Series Interests under any securities laws of the United States of America, any state thereof or any other jurisdiction; or

•violate or be inconsistent with any representation or warranty made by the transferring Member.

Additionally, unless and until the Series Interests of our company are listed or quoted for trading, there are restrictions on the holder’s ability to pledge the Series Interests. There can be no assurance that we will, or will be able to, register the interests for resale and there can be no guarantee that a liquid market for the interests will develop. Therefore, investors may be required to hold their interests indefinitely. Please refer to our Operating Agreement and the subscription agreement for additional information regarding these restrictions. To the extent certificated, the interests issued in each offering will bear a legend setting forth these restrictions on transfer and any legends required by federal and state securities laws.

The transferring interest holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such transfer is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. Our Manager or its affiliates will acquire interests in each Series for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this Offering Circular), transfer these interests, either directly or through brokers or otherwise.

Further Restrictions of Transfers related to REIT Series

The following provisions apply only to Series that have elected to be treated as a REIT.

In order for any of our Series to qualify as a REIT under the Internal Revenue Code, Series Interests of each such Series must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Section 856(h) of the Internal Revenue Code, a REIT cannot be “closely held.” In this regard, not more than 50% of the value of a series interests may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). See the section entitled “U.S. Federal Income Tax Considerations” in this Offering Circular for further discussion on this topic.

The relevant sections of our Operating Agreement provide that, after the completion of an offering of a Series and subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (in value or number of interests, whichever is more restrictive) of the aggregate of our outstanding interests or total capital stock or more than 9.8% (in value or number of interests, whichever is more restrictive) of a Series’ Interests when such Series is to be taxed as a REIT; we refer to these limitations as the “ownership limits.”

The constructive ownership rules under the Internal Revenue Code are complex and may cause interests actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of the aggregate of our outstanding Series Interests or total capital stock of a Series and 9.8% (in value or in number of interests, whichever is more restrictive) of any series (or the acquisition of an interest in an entity that owns, actually or constructively, stock by an individual or entity) could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.

Our Manager may, upon receipt of certain representations, undertakings and agreements and in its sole discretion, exempt (prospectively or retroactively) any person from the ownership limits and establish a different limit, or excepted holder limit, for a particular person if the person’s ownership in excess of the ownership limits will not then or in the future result in us failing the “closely held” test under Section 856(h) of the Internal Revenue Code (without regard to whether the person’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT. In order to be considered by our manager for exemption, a person also must not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.9% interest in the tenant unless the revenue derived by us from such tenant is sufficiently small that, in the opinion of our manager, rent from such tenant would not adversely affect our ability to qualify as a REIT. The person seeking an exemption must provide such representations and undertakings to the satisfaction of our manager that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the interests causing the violation. As a condition of granting an exemption or creating an excepted holder limit, our manager may, but is not be required to, obtain an opinion of counsel or private ruling from the Service satisfactory to our manager with respect to our qualification as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting an exemption from the ownership limits or establishing an excepted holder limit or at any other time, our manager may increase or decrease the ownership limits. Any decrease in the ownership limits will not be effective for any person whose percentage ownership of a series interests is in excess of such decreased limits until such person’s percentage ownership of the series interests equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, which will be effective immediately), but any further acquisition of the series’ interests in excess of such percentage ownership will be in violation of the applicable limits. Our manager may not increase or decrease the ownership limits if, after giving effect to such increase or decrease, five or fewer persons could beneficially own or constructively own in the aggregate more than 49.9% in value of the interests of a series then outstanding. Prior to any modification of the ownership limits, our manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

Our Operating Agreement further prohibits:

•any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, stock that would result in us failing the “closely held” test under Section 856(h) of the Internal Revenue Code (without regard to whether the investor’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•any person from transferring a series interests if such transfer would result in a series interests being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of a Series’ Interests that will or may violate the ownership limits or any of the other foregoing restrictions on ownership and transfer of a series interests will be required to immediately give written notice to us or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The ownership limits and the other restrictions on ownership and transfer of a series interests will not apply if our manager determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the restrictions on ownership and transfer of our Series Interests is no longer required in order for us to qualify as a REIT.

If any transfer of Series Interests would result in the Series Interests being beneficially owned by fewer than 100 persons, such transfer will be void from the time of such purported transfer and the intended transferee will acquire no rights in such Series Interests. In addition, if any purported transfer of a series interests or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem interests, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of the outstanding interests of a series, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of interests that the person beneficially owns and a description of the manner in which such interests are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each will, upon demand, be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These restrictions on ownership and transfer of our Series Interests could delay, defer or prevent a transaction or a change in control that might involve a premium price for our Series Interests or otherwise be in the best interest of our investors.

Redemption

There are no redemption rights for Series Interests although our Manager has the authority to establish a redemption program in the future.

Fiduciary Responsibility of the Manager

Fiduciary Obligations

The Operating Agreement entitles our Manager to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series or any Economic Members, and it shall not be subject to any other or different standards imposed by the Operating Agreement, any other agreement contemplated hereby, under the Delaware Act or under any other applicable law or in equity. In addition, the Manager shall not have any duty (including any fiduciary duty) to the Company, any Series, the Economic Members or any other person, including any fiduciary duty associated with self-dealing or corporate opportunities, all of which are expressly waived by the Operating Agreement.

Exculpation

The Manager may not be liable to the Company or any Series for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, purchasers of Series Interests have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification

The Operating Agreement provides for indemnification of the Manager by the Company for liabilities it incurs in dealings with third parties on behalf of the Company and Series. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to the public policy and therefore unenforceable.

Voting Rights

Generally

No annual meeting of members is required. Investors have limited voting rights, and substantial powers are delegated to our Manager. When applicable, a holder of a Series Interest, is entitled to one vote per Series Interest on any and all matters submitted for the consent or approval of members generally. No separate vote or consent of the holders of Series Interests of a specific Series shall be required for the approval of any matter, except for matters specified in the Series Designation of such Series.

For each existing Series, the affirmative vote of the holders of not less than a majority of the Series Interests of the Series then outstanding shall be required for: (a) any amendment to the Operating Agreement (including the Series Designation) that would adversely change the rights of such Series Interests; (b) mergers, consolidations or conversions of such Series; and (c) all such other matters as our Manager, in its sole discretion, determines shall require the approval of the holders of the outstanding Series Interests of such Series voting as a separate class.

The affirmative vote of at least two thirds of the total votes that may be cast by all outstanding Series Interests, voting together as a class, may elect to remove our Manager at any time if our Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series or the Company and which has a material adverse effect on the Company. If our Manager is so removed, the members, by a plurality vote, may appoint a replacement Manager or approve the liquidation and termination of the Company and each Series in accordance with the provisions of Article XI of the Operating Agreement. In the event of the resignation of our Manager, our Manager shall nominate a successor Manager and the vote of a majority of the outstanding Series Interests shall be required to elect such successor Manager. Our Manager shall continue to serve as our Manager of the Company until such date as a successor Manager is so elected.

Other Rights

Holders of Series Interests shall have no conversion, exchange, sinking fund, appraisal rights, no preemptive rights to subscribe for any securities of the Company and no preferential rights to distributions of Series Interests.

Forum Selection Provisions

The Company’s Operating Agreement includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement or the transactions contemplated thereby, excluding matters arising under the federal securities laws, be brought in state or federal court of competent jurisdiction located within the State of Delaware.

This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

Paradyme Fund A II, LLC – Series I Barn Cave

The following is specific to the Series I Barn Cave Series Interests:

Series Interests

We are currently offering up to 15,000 Class A Series Interests in Paradyme Fund A II, LLC – Series I Barn Cave. Series Interests are divided among Class A and Class B Series Interests. Only Class A Series Interests are being offered to investors through this offering. We are authorized to issue ass many Class A Series Interests as necessary to full fund the Series business purpose. Class A Series Interests comprise seventy percent (70%) of the Series Interests of the Series. Class B Series Interests represent the remaining thirty percent (30%) of the Series Interests of the Company and are reserved for the Manager, its affiliates, business partners, service providers, and other persons in the sole discretion of the Manager. The Series is authorized to issue as many Class B Series Interests as the Manager determines is necessary in its sole discretion. The minimum Series Interests a member of Series I Barn Cave must own is one (1).

Distributions

Any Free Cash Flows of each Series after (i) repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations including any accrued interest as there may be and (ii) the creation of such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses including the further development of and reinvestment in the Series Assets, shall be applied and distributed as follows:

Free Cash Flows from operational cash flow will be distributed as follows:

•First, the Class A Members shall ratably receive a cumulative, non-compounding preferred return of eight percent (8%) per annum, calculated on their unreturned Capital Contributions.

•Thereafter, Free Cash Flows will be distributed seventy percent (70%) to the Class A Members, and thirty percent (30%) to the Class B Members, ratably apportioned to each Member based upon the number of Units held by the Member out the total issued and outstanding Units for the class, respectively.

Free Cash Flows from capital transactions (sale or refinance of the Series Asset) or from dissolution and liquidation of the Company will be distributed as follows:

•First, Class A Members shall ratably receive any accrued but unpaid preferred return.

•Second, the Class A Members shall ratably receive all Free Cash Flows, until they have been returned all of their unreturned Capital Contributions.

•Thereafter, Free Cash Flows will be distributed seventy percent (70%) to the Class A Members, and thirty percent (30%) to the Class B Members, ratably apportioned to each Member based upon the number of Units held by the Member out the total issued and outstanding Units for the class, respectively.

Voting

Record holders holding Class A Series Interests (“Class A Record Holders”) shall collectively hold seventy percent (70%) of the voting rights of Series I Barn Cave, and record holders holding Class B Series Interests (“Class B Record Holders”) shall collectively hold the remaining thirty percent (30%). The voting power of each Record Holder shall be calculated as follows: (1) a Class A Record Holder’s voting rights for any Class A Series Interests held shall be calculated by dividing the Record Holder’s total Class A Series Interests by all issued and outstanding Class A Series Interests of the series and multiplying that number by 0.70, expressed as a percentage and (2) a Class B Record Holder’s voting rights for any Class B Series Interests held shall be calculated by dividing the Record Holder’s Class B Series Interests by all Class B Series Interests issued and outstanding held by Record Holders and multiplying that number by 0.30, expressed as a percentage.

Subject to Section 3.5, the Series I Barn Cave Series Interests shall entitle the Class A and Class B Record Holders (collectively, “Record Holders”) thereof to vote on any and all matters submitted to the consent or approval of Record Holders generally. No separate vote or consent of the Record Holders of Series I Barn Cave Series Interests shall be required for the approval of any matter, except as required by the Delaware Act or except as provided elsewhere in this Agreement.

The affirmative vote of the holders of not less than a majority of the Series I Barn Cave Series Interests then outstanding shall be required for:

(a)any amendment to the Operating Agreement (including the Series Designation) that would adversely change the rights of the Series I Barn Cave Series Interests;

(b)mergers, consolidations or conversions of Series I Barn Cave or the Company; and

(c)all such other matters as the Manager, in its sole discretion, determines shall require the approval of the holders of the outstanding Series I Barn Cave Series Interests voting as a separate class.

Notwithstanding the foregoing, the separate approval of the holders of Series I Barn Cave Series Interests shall not be required for any of the other matters specified under Section 12.1 of the Operating Agreement.

Officers

Michael Revely has been appointed as the Chief Executive Officer of Series I Barn Cave. The Manager may appoint officers of Series I Barn Cave from time to time, in its sole discretion.

MATERIAL UNITED STATES PARTNERSHIP TAX CONSIDERATIONS

Potential investors should be aware of the material federal and state income tax aspects of an investment in the Series that will be taxed as partnerships. Investors should consult with their tax professional to determine the effects of the tax treatment of Series Interests with respect to their individual situation. For purposes of this section, references to “we,” “us” or “our” means each of the applicable Series, individually, except as otherwise indicated.

Reporting Status of the Series

By maintaining partnership tax status, the Series will not report income or loss at the Series level but will report to each member their pro rata share of profits and losses from operations and disposition according to Operating Agreement. This process will make the Series a pass-through entity for tax purposes.

Taxation of Members

The Series will be treated as a partnership for Federal tax purposes. A partnership is not generally a taxable entity. A Member will be required to report on their federal tax return their distributable share of partnership profit, loss, gain, deductions, or credits. Cash distributions may or may not be taxable, depending on whether such cash distribution is being treated as a return of capital or a return on investment. Tax treatment of the cash distributions will be treated according to appropriate tax accounting procedure as determined by the Series’ tax advisor.

Basis of the Series

An original tax basis will be established for the Series by including the total acquisition costs of properties. An original tax basis will be established for the Series in the properties based on their purchase price and acquisition costs. The tax basis of the Series will be adjusted during the operations of the Series under applicable partnership tax principles.

Basis of a Member

A member will establish their original tax basis based on the amount of their initial capital contribution. Each member’s tax basis will be adjusted during operations of the Series by principles of subchapter K of the Internal Revenue Code. A member may deduct, subject to other tax regulations and provisions, their share of company losses only to the extent of the adjusted basis of their interest in the Series. Members should seek qualified tax advice regarding the deductibility of any company losses.

Cost Recovery and Recapture

Our Manager will apply the current cost recovery rules to the improved portion of each property according to the relevant Internal Revenue Code sections, namely: straight-line, using a 27.5-year useful life for residential property and thirty-nine (39) years for non-residential property. Our Manager may elect to use the cost segregation method of depreciation for any personal property associated with real property it acquires on behalf of the Series.

The annual cost recovery deductions that must be taken by the Series will be allocated to the members based on their percentage interests in the Series. The cost recovery deductions will be available to the Members to shelter the principal reduction portion of the debt service payments and part of the cash flow distributed by the Series.

According to the current tax code, cost recovery deductions taken during operations may be required to be reported on the sale of a property and may be taxed at a twenty-five percent (25%) marginal rate, not the more favorable long-term capital gains rates.

Deductibility of Prepaid and Other Expenses

The Series will incur expenditures for legal fees in association with the set-up of the Series. These expenditures will be capitalized and will be deducted on dissolution of the Series based on current tax law.

The Series will incur expenditures for professional fees associated with the preparation and filing of the annual income tax and informational return and the preparation of Schedule K-1 reports to be distributed to the members. These expenditures will be deducted on an annual basis. All other normal operating expenses will be deducted on an annual basis by the Series, which will use a calendar accounting year.

Taxable Gain

Members may receive taxable income from company operations, from the sale or other disposition of a member’s interests, from disposition of the properties, or from phantom income. Presently, the maximum federal tax rate on cost recovery recapture is twenty-five percent (25%). The balance of the taxable gain will be taxed at the capital gain tax rate in effect at that time. Investors should check with their tax professional for information as to what capital gains tax rate applies to them.

From Operations

According to the Series investment objectives and policies, our Manager is projecting that there will be taxable income to distribute to the members on the Schedule K-1 report provided to each member annually.

From Disposition, Dissolution and Termination

On disposition of a property or on dissolution and termination of the Series, which will likely be caused by the sale of the property, the members may be allocated taxable income that may be treated as ordinary income or capital gain.

In addition, the members may receive an adjustment in their capital account(s) that will either increase or decrease the capital gain to be reported. The Operating Agreement describes the operation of capital accounts for the Series and the members.

From Sale or Other Disposition of a Member’s Interests

A member may be unable to sell their interests in the Series, as there may be no market. If there is a market, it is possible that the price received will be less than the market value. It is possible that the taxes payable on any sale may exceed the cash received on the sale.

Upon the sale of a member’s interest, the member will report taxable gain to the extent that the sale price of the interest exceeds the member’s adjusted tax basis. A portion of taxable gain may be reported as a recapture of the cost recovery deduction allocated to the Member and will be taxed at the cost recovery tax rate in effect at that time. Members should seek advice from their qualified tax professional in the event of the sale of the member’s interest.

Phantom Income

It may occur that in any year the members will receive an allocation of taxable income and not receive any cash distributions. This event is called receiving phantom income as the Member has taxable income to report but receives no cash. In this event, the members may owe tax on the reportable income, which the member will need to pay out of pocket.

Unrelated Business Income Tax (UBIT)

an investor who is tax exempt (such as a charitable organization), or who acquires Units through a tax-exempt vehicle (such as an Individual Retirement Account) may be subject to Unrelated Business Income Tax (UBIT). Our Manager recommends that investors contact their qualified tax advisor to determine how/whether the application of UBIT may apply to them.

Audits

Election Out of Bipartisan Budget Act Audit Rules

Effective for partnership returns for tax years beginning on or after January 1, 2018, partnerships will be subject to the audit rules of sections 6221 through 6241 of the Internal Revenue Code, as amended by Bipartisan Budget Act of 2015 (BBA). Under the previous rules, partnership audits (subject to certain exceptions for small partnerships) were conducted at the partnership level, through interaction with a Tax Matters Partner (TMP) authorized to bind all partners (subject to participation in some instances by Notice Partners). Tax adjustments were made at the partnership level, but the adjustments would flow through to the partners who were partners during the year(s) under audit. Collection would then occur at the partner level.

Under the BBA audit rules, the IRS will assess and collect tax deficiencies directly from the partnership at the entity level. Generally, the tax is imposed on and paid by the partnership in the current year, calculated at the highest individual rate. The result is that the underlying tax burden of the underpayment may be shifted from the partners who were partners during the year(s) under audit to current partners.

In addition, the positions of TMP and Notice Partners have been eliminated and replaced with a Partnership Representative, which must be designated annually on the partnership’s timely filed return. The Partnership Representative has the sole authority to act on behalf of the partnership and the partners in an audit, and those powers cannot be limited.

A partnership may elect out of the BBA audit rules if certain conditions are met. In order to elect out, the partnership must issue 100 or fewer K-1s each year with respect to its partners. Moreover, each partner must be either an individual, a C corporation, a foreign entity that would be treated as a C corporation if it were domestic, an S corporation, or the estate of a deceased partner. Thus, a partnership is ineligible to elect out if any partner is a trust (including a grantor trust), a partnership, or a disregarded entity, such as an LLC where the social security number of the individual member is used for income tax reporting purposes. The election must be made annually on the partnership’s timely filed return and must include a disclosure of the name and taxpayer identification number of each partner. In the case of a partner that is an S corporation, each K-1 issued by the S corporation partner counts toward the limit of 100 K-1s. The partnership must notify each partner of the election out.

It is the intent of the Series to elect out of the BBA audit rules, if possible. By electing out of the BBA audit rules, the Series will be subject to audit procedures similar to the TEFRA and pre-TEFRA rules, but the IRS will be required to assess and collect any tax that may result from the adjustments at the individual partner level. However, this opt-out provision likely will not be available to the Series based on the tax classification of the members.

Members will be required timely to furnish the Series with the information necessary to make the annual election, and the Series will be authorized to provide such information to the IRS.

Push Out Election (Audit)

The “push out” election of Internal Revenue Code section 6226 provides an alternative to the general rule that the partnership must pay any tax resulting from an adjustment made by the IRS. Under section 6226, a partnership may elect to have its reviewed year partners consider the adjustments made by the IRS and pay any tax due as a result of those adjustments. The partnership must make the “push out” election no later than 45 days after the date of the notice of final partnership adjustment and must furnish our Manager and each partner for the reviewed year a statement of the partner’s share of the adjustment.

If the Series fails to make a valid election out of the BBA audit rules or is otherwise disqualified from electing out of their application, the Series intends to elect the application of the “push out” procedures. In the event of a push out, or if the “push out” is not effective, a former member may owe additional tax if they were a member during the reviewed year.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR REIT SERIES

The following is a summary of certain U.S. federal income tax considerations relating only to each of the Series that have elected to be taxed as REITS. Investors should consult with their tax professional to determine the effects of the tax treatment of Series Interests with respect to their individual situation. For purposes of this section, references to “we,” “us” or “our” means each of the applicable Series, individually, except as otherwise indicated.

This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the Series, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this Offering Circular. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

●	U.S. expatriates;

●	persons who mark-to-market our Series Interests;

●	subchapter S corporations;

●	U.S. investors who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

●	financial institutions;

●	insurance companies;

●	broker-dealers;

●	REITs;

●	regulated investment companies;

●	trusts and estates;

●	holders who receive our Series Interests through the exercise of employee stock options or otherwise as compensation;

●	persons holding our Series Interests as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment;

●	non-corporate taxpayers subject to the alternative minimum tax provisions of the Internal Revenue Code;

●	persons holding our Series Interests through a partnership or similar pass-through entity;

●	persons holding a 10% or more (by vote or value) beneficial interest in the Series;

●	tax exempt organizations, except to the extent discussed below in “—Treatment of Tax Exempt U.S. investors;” and

●	non-U.S. persons (as defined below), except to the extent discussed below in “—U.S. Taxation of Non-U.S. investors.”

Except to a limited extent noted below, this summary does not address state, local or non-U.S. tax considerations. This summary assumes that investors will hold our Series Interests as capital assets, within the meaning of Section 1221 of the Internal Revenue Code, which generally means as property held for investment.

For the purposes of this summary, a U.S. person is a beneficial owner of our Series Interests who for U.S. federal income tax purposes is:

●	a citizen or resident of the United States;

●

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. investor is a beneficial owner of our Series Interests who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Internal Revenue Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our Series Interests who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. investor is a beneficial owner of our Series Interests who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR INTERESTS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR INTERESTS TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR INTERESTS.

Taxation of Our Company

We intend to elect to be taxed as a partnership but could elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to its investors if it meets the applicable REIT distribution and other requirements for qualification. We believe that we will be organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed ownership, organization and method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. However, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations (including with respect to matters that we may not control or for which it is not possible to obtain all the relevant facts) and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our investors. This treatment substantially eliminates the “double taxation” at the corporate and levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the level, upon a distribution of dividends by the REIT.

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

●	We will be subject to regular U.S. federal corporate tax on any undistributed income, including capital gain and undistributed cashless income such as accrued but unpaid interest.

●

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “— Foreclosure property” below.

●

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

●

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

●

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

●

If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

●

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

●

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our investors, as described below in “—Requirements for Qualification as a REIT.”

●

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiary, or TRS, and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

●

If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation.

●

We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, an investor would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the investor’s basis in their ownership of our Series Interests.

●

We may own subsidiaries that will elect to be treated as TRSs and we may hold equity interests in our borrowers or other investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such U.S. federal income or excise taxes will not be substantial. In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We intend to elect to be taxable as a REIT for U.S. federal income tax purposes for our taxable year ending December 31 and for all subsequent taxable years. In order to be so qualified, we must meet and continue to meet the requirements discussed below (or as in effect for prior years), relating to our organization, ownership, sources of income, nature of assets and distributions of income to investors.

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable interests or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Internal Revenue Code;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5) commencing with its second REIT taxable year, the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6) in which, commencing with its second REIT taxable year, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Internal Revenue Code to include specified entities (the “5/50 Test”);

(7) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8) that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9) that uses the calendar year for U.S. federal income tax purposes, and complies with the record-keeping requirements of the Internal Revenue Code and the regulations promulgated thereunder; and

(10) that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

For purposes of condition (1), “directors” generally means persons treated as “directors” for purposes of the Investment Company Act, which we believe includes the manager. Our interests are generally freely transferable, and we believe that the restrictions on ownership and transfers of our Series Interests do not prevent us from satisfying condition (2). We believe that the interests sold in our Series offerings will allow us to timely comply with condition (6). However, depending on the number of investors who subscribe for interests in a Series offering and the timing of subscriptions, we may need to conduct an additional offering of a Series’ interests to timely comply with (5). For purposes of determining stock ownership under condition (6) above, a certain stock bonus, pension, or profit-sharing plan, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust generally are treated as holding interests of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

To monitor compliance with our ownership requirements, we are generally required to maintain records regarding the actual ownership of our Series Interests. Provided we comply with these recordkeeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, the Operating Agreement provides restrictions regarding the ownership and transfer of our Series Interests, which are intended to assist us in satisfying the ownership requirements described above.

For purposes of condition (9) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

Effect of Subsidiary Entities

Ownership of Partnership interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Internal Revenue Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement. In general, partnerships are not subject to U.S. federal income tax. However, if a partnership in which we invest is audited, it may be required to pay the hypothetical increase in partner level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on the audit, unless the partnership elects an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level. It is possible that partnerships in which we directly and indirectly invest may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our investors.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to investors who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. investors” and “—Annual Distribution Requirements.”

We may hold any equity interests we receive in our borrowers or certain other investments through one or more TRSs. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax.

To the extent we hold an interest in a non-U.S. TRS, potentially including a collateralized debt obligation (“CDO”) investment, we may be required to include our portion of its earnings in our income irrespective of whether or not such non-U.S. TRS has made any distributions. Any such income will not be qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

Certain Equity Investments and Kickers

We expect to hold certain equity investments (with rights to receive preferred economic returns) in entities treated as partnerships for U.S. federal income tax purposes and may hold “kickers” in entities treated as partnerships for U.S. federal income tax purposes (and may hold such a kicker outside of a TRS). When we hold investments treated as equity in partnerships, as discussed above, for purposes of the REIT income and asset tests we are required to include our proportionate share of the assets and income of the partnership, based on our share of partnership capital, as if we owned such share of the issuer’s assets directly. As a result, any nonqualifying income generated, or nonqualifying assets held, by the partnerships in which we hold such equity could jeopardize our compliance with the REIT income and asset tests. We intend to obtain covenants from our equity issuers (including a kicker issuer if the kicker is held outside of a TRS) to operate in compliance with the REIT requirements, but we generally will not control such issuers, and thus no assurance can be given that any such issuers will not operate in a manner that causes us to fail an income or asset test requirement. Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position. In addition, if the underlying property is dealer property and our equity investment (with rights to receive preferred economic returns) is treated as equity for U.S. federal income tax purposes, our gains from the sale of the property would be subject to 100% tax.

In some, or many, cases, the proper characterization of certain equity investments (with rights to receive preferred economic returns) as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. Characterization of such an equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and our preferred return would be treated as non-qualifying income for purposes of the 75% gross income test (but we would not have to include our share of the underlying assets and income of the issuer in our tests). Thus, if the IRS successfully challenged our characterization of an investment as equity for U.S. federal income tax purposes, or successfully treated a preferred return as interest income, we could fail an income or asset test. In that event, we could face substantial penalty taxes to cure the resulting violations, as described in “—Failure to Qualify” below, or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status. Conversely, we also could fail an applicable income or asset test if we have treated a preferred equity investment as indebtedness for U.S. federal income tax purposes and the IRS successfully characterizes the investment as equity for U.S. federal income tax purposes.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other interests of REITs, interest income derived from mortgage loans secured by real property or by interests in real property, and gains from the sale of real estate assets, including personal property treated as real estate assets, as discussed below (but not including certain debt instruments of publicly-offered REITs that are not secured by mortgages on real property or interests in real property), as well as income from certain kinds of temporary investments. interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% income test. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, and the hedge is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, (ii) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests and the hedge is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, or (iii) we enter into the hedging transaction that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that are being hedged against by the transactions described in clauses (i) or (ii) and the hedge complies with certain identification requirements. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on debt we acquire as assets, or do not make proper tax identifications, as applicable, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT. No assurances can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements.

Rents from Real Property

We expect to acquire interests in real property and may acquire other interests in real property (including equity participations). However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease (determined based on the fair market values as of the beginning and end of the taxable year), then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and therefore can be subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits derived by any person from such real property. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services or, if greater, 150% of our cost of providing such services, does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of interests of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, and U.S. Government securities. For this purpose, real estate assets include loans secured by mortgages on real property or on interests in real property to the extent described below, certain mezzanine loans and mortgage backed securities as described below, interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in other qualifying REITs and stock or debt instruments held for less than one year purchased with the proceeds from an offering of stock or certain debt. Second, not more than 25% of our assets may be represented by securities other than those in the 75% asset test. Third, of the assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets. Fifth, not more than 25% of the value of our gross assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of (x) $50,000 or (y) the amount determined by multiplying the net income generated during a specified period by the assets that cause the failure by the highest U.S. federal income tax rate applicable to corporations.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our investors in an amount at least equal to:

(a) the sum of:

●	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and

●	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b) the sum of certain items of non-cash income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to investors of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our investors in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every of the class of interests with respect to which we make a distribution the same as every other of that class, and we must not treat any class of interests other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our Series Interests, if there is more than one, and will seek to avoid dividend equivalent redemptions. If, however, we qualify as a “publicly offered REIT” (within the meaning of Section 562(c) of the Internal Revenue Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our investors include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our investors would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate interests.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT “ordinary income” for such year as defined in Section 4981(e)(1) of the Internal Revenue Code, (2) 95% of our REIT “capital gain net income” for such year as defined in Section 4981(e)(2) of the Internal Revenue Code and (3) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% nondeductible federal excise tax on the excess of such required distribution over the sum of amounts actually distributed plus retained income from such taxable year on which we paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, investors would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to investors in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and may be required to pay a penalty based on the amount of any deduction taken for deficiency dividends.

In the event that we undertake a transaction (such as a tax-free merger) in which we succeed to earnings and profits of a taxable corporation, in addition to the distribution requirements above we also must distribute such non-REIT earnings and profits to our investors by the close the taxable year of the transaction. Such additional dividends are not deductible against our REIT taxable income. We may be able to rectify a failure to distribute any such non-REIT earnings and profits by making distributions in a later year comparable to deficiency dividends noted above and paying an interest charge.

Liquidating distributions generally will be treated as dividends for purposes of the above rules to the extent of current earnings and profits in the year paid provided we complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” for the benefit of our investors, or terminate our status as a REIT. The U.S. federal income tax treatment of a beneficial interest in a liquidating trust would vary significantly from the U.S. federal income treatment of ownership of our Series Interests.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax unless the transaction qualifies for a statutory safe harbor discussed below. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. For purposes of this 100% tax, income earned from a shared appreciation provision in a mortgage loan (see below) is treated as if the REIT sold an interest in the underlying property (thus subjecting such income to 100% tax if we hold the shared appreciation mortgage outside of a TRS and the underlying property is inventory or held for sale). The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates).

Foreclosure property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the highest U.S. federal corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to U.S. federal corporate income tax. Distributions to our investors in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our investors will generally be taxable as qualified dividend income. Subject to certain limitations, dividends in the hands of our corporate U.S. investors may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Investors

This section summarizes the taxation of U.S. investors that are not tax-exempt organizations.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. investors out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. investors who receive dividends from taxable subchapter C corporations. However, for taxable years beginning after December 31, 2017 and before January 1, 2026 and subject to certain limitations, individuals and other non-corporate taxpayers may deduct up to 20% of “qualified REIT dividends.” Qualified REIT dividends eligible for this deduction generally will include our dividends received by a non-corporate U.S. investor that we do not designate as capital gain dividends and that are not qualified dividend income. If we fail to qualify as a REIT, such investors may not claim this deduction with respect to dividends paid by us.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. investors as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. investor has held our Series Interests. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. investors will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. investors will increase their adjusted tax basis in our Series Interests by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. investors may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. investors who are individuals and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. investors who are individuals, to the extent of previously claimed depreciation deductions. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. investor to the extent that they do not exceed the adjusted tax basis of the U.S. investor’s interests in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these interests of interests. To the extent that such distributions exceed the adjusted tax basis of a U.S. investor’s interests, they will be treated as gain from the disposition of the interests and thus will be included in income as long-term capital gain, or short-term capital gain if the interests of interests have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses, subject to limitations, may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of Our Company” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. investors and do not offset income of U.S. investors from other sources, nor do they affect the character of any distributions that are actually made by us.

Passive Activity Loss and Investment Interest Limitations; No Pass-Through of Losses

Dividends paid by us and gain from the disposition of our Series Interests will not be treated as passive activity income and, therefore, U.S. investors will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. investors, our dividends (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our Series Interests (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. investors may not include in their own U.S. federal income tax returns any of our net operating or net capital losses.

Sales or Dispositions of Our Interests

In general, capital gains recognized by an investor that is not a dealer in securities upon the sale or disposition of our Series Interests will be subject to tax at long-term capital gains rates, if such interests or interests were held for more than one year, and will be taxed at ordinary income rates if such interests of interests were held for one year or less. Gains recognized by U.S. investors that are corporations are subject to U.S. federal corporate income tax, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. investor upon the disposition of our Series Interests held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the interests have not been held for more than one year) and are generally available only to offset capital gain income of the U.S. investor but not ordinary income. In addition, any loss upon a sale or exchange of our Series Interests by a U.S. investor who has held the interests for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. investor as long-term capital gain.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. investor with respect to our Series Interests will be treated first as a recovery of the investor’s basis in the interests of interests (computed separately for each block of interests) and thereafter as gain from the disposition of our Series Interests.

Medicare Tax on Unearned Income

U.S. investors that are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, dividends on our Series Interests (without regard to the 20% deduction on ordinary REIT dividends) and capital gains from the sale or other disposition of stock. U.S. investors should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our Series Interests.

Treatment of Tax-Exempt U.S. Investors

U.S. tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax exempt U.S. investor has not held our Series Interests as “debt financed property” within the meaning of the Internal Revenue Code (that is, where the acquisition or holding of a property is financed through a borrowing by the tax exempt) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from us and income from the sale of our Series Interests generally should not give rise to UBTI to a tax exempt U.S. investor.

Tax exempt U.S. investors that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), or (c)(17) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of a Series; interests could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of a Series’ interests, or (B) a group of pension trusts, each individually holding more than 10% of the value of a Series’ interests, collectively owns more than 50% of such interests; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a liquidating trust. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our Series Interests, including the potential incurrence of income treated as UBTI.

Tax exempt U.S. investors are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our Series Interests.

U.S. Taxation of Non-U.S. Investors

General

In general, non-U.S. investors will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our Series Interests. In cases where a non-U.S. investor’s investment in our Series Interests is, or is treated as, effectively connected with the non-U.S. investor’s conduct of a U.S. trade or business, dividend income received in respect of our Series Interests and gain from the sale of our Series Interests generally will be “effectively connected income” (“ECI”) subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. investor were a U.S. investor, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. investor that is a corporation. Additionally, non-U.S. investors that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our Series Interests is not effectively connected to a U.S. trade or business of the non-U.S. investor and that the non-U.S. investor is not present in the U.S. for more than 183 days during any taxable year.

FIRPTA

Under the Foreign Investment in Real Property Tax Act (“FIRPTA”), gains from U.S. real property interests (“USRPIs”) are generally treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. investor were a U.S. investor (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. investors. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, stock of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. Notwithstanding the foregoing rule, (i) our Series Interests will not be a USRPI if we are “domestically-controlled,”

(ii) our Series Interests will not be a USRPI with respect to a selling non-U.S investor. if the interests sold are of a class that is regularly traded on an established securities market and the selling non-U.S. investor owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition or the period of our existence), or (iii) with respect to a selling non-U.S. investor that is a “qualified” (as described below) or (iv) with respect to a selling non-U.S. investor that is a “qualified foreign pension fund” (as described below).

A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of the REIT’s interests of interests or the period of the REIT’s existence), less than 50% in value of its outstanding interests of interests is held directly or indirectly by non-U.S. persons. For these purposes, a person holding less than 5% of our Series Interests for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person.

Ordinary Dividends

The portion of dividends received by non-U.S. investors payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

Non-Dividend Distributions

A non-U.S. investor should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its interests. Instead, the excess portion of the distribution will reduce the adjusted basis of its interests. A non-U.S. investor generally will not be subject to U.S. federal income tax (but will be subject to withholding as described below) on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its interests unless our Series Interests constitutes a USRPI and no other exception applies to the selling non-U.S. investor. If our Series Interests is a USRPI, and no other exception applies to the selling non-U.S. investor, distributions in excess of both our earnings and the non-U.S. investor’s basis in our Series Interests will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. investors in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. investor’s tax basis in our Series Interests). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. investor, and may be refundable to the extent such withheld amounts exceed the investor’s actual U.S. federal income tax liability. Even in the event our Series Interests is not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. investor may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the investor’s actual U.S. federal income tax liability.

Capital Gain Dividends and Distributions of FIRPTA Gains

Subject to the exceptions that may apply if our Series Interests are regularly traded on an established securities market or if the selling non-U.S. investor is a “qualified” or a “qualified foreign pension fund,” each as described below, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. investors of gain attributable to the sale of a USRPI will be treated as ECI and subject to the 21% FIRPTA withholding regardless of whether our Series Interests constitutes a USRPI. Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. investor that is a corporation. In addition, we will be required to withhold tax at the highest U.S. federal corporate income tax rate on the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a non-U.S. investor that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look through rule also applies to distributions in redemption of interests and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. investor does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received. We currently are not publicly traded and such rules will not apply unless and until our Series Interests becomes “regularly traded” on an established securities exchange in the future.

Sales or Dispositions of Our Interests

If gain on the sale of our Series Interests were taxed under FIRPTA, a non-U.S. investor would be taxed on that gain in the same manner as U.S. investors with respect to that gain, subject to any applicable alternative minimum tax. A non-U.S. investor generally will not incur tax under FIRPTA on a sale or other disposition of our Series Interests if we are a “domestically controlled qualified investment entity,” which requires that, during the five-year period ending on the date of the distribution or disposition, non-U.S. investors hold, directly or indirectly, less than 50% in value of a Series’ interests and such Series is qualified as a REIT. For such testing periods that end on or after December 18, 2015, a person holding less than 5% of our regularly traded classes of stock for five years has been, and will be, treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our Series Interests will be publicly traded, we cannot assure you that we will be in the future a domestically controlled qualified investment entity. However, gain recognized by a non-U.S. investor from a sale of our Series Interests that is regularly traded on an established securities market will not be subject to tax under FIRPTA if (i) our securities are considered regularly traded under applicable Treasury Regulations on an established securities market, such as the NYSE American, and (ii) the non-U.S. investor owned, actually and constructively, 10% or less of the value of such class of securities at all times during the specified testing period ending on the date of the disposition. The testing period referred to in the previous sentence is the shorter of (x) the period during which the non-U.S. investor held the stock and (y) the five-year period ending on the date of the disposition. We currently are not publicly traded and such rules will not apply unless and until our Series Interests becomes “regularly traded” on an established securities exchange in the future. Non-U.S. investors should consult their tax advisors as to the availability of the exception for holders of less than 10% of our securities in the case of a class of our securities that is not regularly traded on an established securities market.

In addition, even if we are a domestically controlled qualified investment entity, upon a disposition of our Series Interests, a non-U.S. investor may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. investor (i) disposes of an interest in our Series Interests or preferred stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest, and (ii) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other our Series Interests or preferred stock within 30 days before or after such ex-dividend date. The foregoing rule does not apply if the exception described above for dispositions by 10% or smaller holders of regularly traded classes of stock is satisfied.

Furthermore, a non-U.S. investor generally will incur tax on gain not subject to FIRPTA if (i) the gain is effectively connected with the non-U.S. investor’s U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. investor, in which case the non-U.S. investor will be subject to the same treatment as U.S. investors with respect to such gain and may be subject to the 30% branch profits tax in the case of a non-U.S. corporation, or (ii) the non U.S. investor is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. investor will generally incur a 30% tax on his or her net U.S. source capital gains. Purchasers of our Series Interests from a non-U.S. investor generally will be required to withhold and remit to the IRS 15% of the purchase price unless at the time of purchase (i) any class of our securities is regularly traded on an established securities market (subject to certain limits if the interests of stock sold are not themselves part of such a regularly traded class) or (ii) we are a domestically controlled qualified investment entity. The non-U.S. investor may receive a credit against his or her U.S. tax liability for the amount withheld.

To the extent our Series Interests is held directly (or indirectly through one or more partnerships) by a “qualified,” our Series Interests will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified is generally a non-U.S. investor that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Internal Revenue Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the applicable percentage of the qualified investor’s stock (with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified on the disposition of our securities or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPI. Such treatment will also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified. For these purposes, an “applicable investor” is a person (other than a qualified) who generally holds an interest in the qualified and holds more than 10% of our securities applying certain constructive ownership rules.

Special FIRPTA Rules

For FIRPTA purposes, a “qualified foreign pension fund” will not be treated as a non-U.S. investor, and any entity all of the interests of which are held by a qualified foreign pension fund will be treated as such a fund. A “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees by either (A) a foreign country as a result of services rendered by such employees to their employers, or (B) one or more employers in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate.

U.S. Federal Income Tax Returns

If a non-U.S. investor is subject to taxation under FIRPTA on proceeds from the sale of our Series Interests or preferred stock or on distributions, the non-U.S. investor will be required to file a U.S. federal income tax return.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. investor with respect to our Series Interests will be treated first as a recovery of the investor’s basis in the interests of interests (computed separately for each block of interests) and thereafter as gain from the disposition of our Series Interests. Subject to the FIRPTA look-through rule, (i) if our Series Interests are a USRPI, gain from a liquidating distribution with respect our Series Interests would be ECI to the non-U.S. investor unless such non-U.S. investor were a qualified or qualified foreign pension fund, as described above, and (ii) if our Series Interests are not a USRPI, gain from a liquidating distribution with respect to our Series Interests would not be subject to U.S. federal income tax. In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a “liquidating trust” The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our securities, including the potential incurrence of income treated as ECI and the likely requirement to file U.S. federal income tax returns.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exceptions described above that may apply to a holder of no more than 10% of our Series Interests if our Series Interests is regularly traded on an established securities market, to a qualified or to a qualified foreign pension fund, distributions in redemption of our Series Interests and liquidating distributions to non-U.S. investors will be treated as ECI and subject to withholding at the highest U.S. federal corporate income rate, and also potentially subject to branch profits tax in the case of corporate non-U.S. investors, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our securities are a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

Backup Withholding and Information Reporting

We will report to our U.S. investors and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. investor may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. investor that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. investor who fails to certify their non-foreign status.

U.S. investors. In general, information reporting requirements will apply to payments of distributions on our securities and payments of the proceeds of the sale of our securities to some investors. Further, the payor will be required to backup withhold on any payments at the current rate of 24% if:

(1)	the payee fails to furnish a taxpayer identification number, or TIN, to the payor or establish an exemption from backup withholding;

(2)	the IRS notifies the payor that the TIN furnished by the payee is incorrect;

(3)	the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code; or

(4)	there has been a notified payee underreporting with respect to dividends described in Code Section 3406(c).

Some U.S. investors, including corporations and tax-exempt organizations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to an will be allowed as a credit against the investor’s U.S. federal income tax and may entitle the investor to a refund, provided that the required information is furnished to the IRS on a timely basis.

Non-U.S. Investors. Information reporting requirements and backup withholding may apply to (i) payments of distributions on our securities to a non-U.S. investor and (ii) proceeds a non- U.S. investor receives upon the sale, exchange, redemption, retirement or other disposition of our securities. Information reporting and backup withholding will generally not apply if an appropriate IRS Form W-8 is duly provided by such non-U.S. investor or the otherwise establishes an exemption, provided that the withholding agent does not have actual knowledge or reason to know that the is a U.S. person or that the claimed exemption is not in fact satisfied. Even without having executed an appropriate IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds received through a broker’s foreign office that a non-U.S. investor receives upon the sale, exchange, redemption, retirement or other disposition of our securities. However, this exemption does not apply to brokers that are U.S. persons and certain foreign brokers with substantial U.S. ownership or operations. Any amount withheld under the backup withholding rules is allowable as a credit against such investor’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS. Payments not subject to information reporting requirements may nonetheless be subject to other reporting requirements

Foreign Accounts and FATCA

The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Internal Revenue Code, subject to administrative guidance and certain intergovernmental agreements entered into thereunder, currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” (as specifically defined in the Internal Revenue Code) and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. investors who own our Series Interests through foreign accounts or foreign intermediaries and certain non-U.S. investors. The legislation imposes a 30% withholding tax on dividends on our Series Interests paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) undertakes certain diligence and reporting obligations or (ii) the foreign entity (as the beneficial owners or, in certain cases, as an intermediary for the beneficial owners) is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

State, Local and Non-U.S. Taxes

We and our investors may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our investors may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to investors as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our Series Interests.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our investors may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in a Series’ interests.

The recently enacted TCJA, generally applicable for tax years beginning after December 31, 2017, made significant changes to the Internal Revenue Code, including a number of provisions of the Internal Revenue Code that affect the taxation of businesses and their owners, including REITs and their investors.

Among other changes, the TCJA made the following changes:

•For tax years beginning after December 31, 2017 and before January 1, 2026, (i) the U.S. federal income tax rates on ordinary income of individuals, trusts and estates have been generally reduced and (ii) non-corporate taxpayers are permitted to take a deduction for certain pass-through business income, including, as discussed above, dividends received from REITs that are not designated as capital gain dividends or qualified dividend income, subject to certain limitations.

•The maximum U.S. federal income tax rate for corporations has been reduced, and corporate alternative minimum tax has been eliminated for corporations, which would generally reduce the amount of U.S. federal income tax payable by our TRSs and by us to the extent we were subject corporate U.S. federal income tax. In addition, the maximum withholding rate on distributions by us to non-U.S. investors that are treated as attributable to gain from the sale or exchange of a U.S. real property interest has been reduced.

•Certain new limitations on the deductibility of interest expense now apply, which limitations may affect the deductibility of interest paid or accrued by us or our TRSs.

•Certain new limitations on net operating losses now apply, which limitations may affect net operating losses generated by us or our TRSs.

•A U.S. tax-exempt that is subject to tax on its UBTI will be required to separately compute its taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI.

•Accounting rules generally require us to recognize income items for federal income tax purposes no later than when we take the item into account for financial statement purposes, which may accelerate our recognition of certain income items.

•The long-term effect of the TCJA on us and our investors remains uncertain, and administrative guidance will be required in order to fully evaluate the effect of many provisions. Any technical corrections with respect to the TCJA could have an adverse effect on us or our investors.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of the interests, including the consequences of any proposed change in applicable laws.

ERISA CONSIDERATIONS

Each respective member that is an employee benefit plan or trust (an “ERISA Plan”) within the meaning of, and subject to, the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), or an individual retirement account (“IRA”) or Keogh Plan subject to the Internal Revenue Code, should consider the matters described below in determining whether to invest in our Company.

In addition, ERISA Plan fiduciaries must give appropriate consideration to, among other things, the role that an investment in our Company plays in such ERISA Plan’s portfolio, taking into consideration (i) whether the investment is reasonably designed to further the ERISA Plan’s purposes, (ii) an examination of the risk and return factors, (iii) the portfolio’s composition with regard to diversification, (iv) the liquidity and current return of the total portfolio relative to the ERISA Plan’s objectives and (v) the limited right of members to withdraw all or any part of their capital accounts or to transfer their interests in our Company.

If the assets of our Company were regarded as “plan assets” of an ERISA Plan, an IRA, or a Keogh Plan, our Manager of our Company would be a “fiduciary” (as defined in ERISA) with respect to such plans and would be subject to the obligations and liabilities imposed on fiduciaries by ERISA. Moreover, other various requirements of ERISA would also be imposed on our Company. In particular, any rule restricting transactions with “parties in interest” and any rule prohibiting transactions involving conflicts of interest on the part of fiduciaries would be imposed on our Company which may result in a violation of ERISA unless our Company obtained an appropriate exemption from the Department of Labor allowing our Company to conduct its operations as described herein.

Regulations adopted by the Department of Labor (the “Plan Regulations”) provides that when a Plan invests in another entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that, among other exceptions, the equity participation in the entity by “benefit plan investors” is not “significant.” The Pension Protection Act of 2006 amended the definition of “benefit plan investors” to include only plans and plan asset entities (i.e., entities that are themselves deemed to hold plan assets by virtue of investments in them by plans) that are subject to part 4 of Title I of ERISA or section 4975 of the Internal Revenue Code. This new definition excludes governmental, church, and foreign benefit plans from consideration as benefit plan investors.

Under the Plan Regulations, participation by benefit plan investors is “significant” on any date if, immediately after the last acquisition, 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. our Company intends to limit the participation in our Company by benefit plan investors to the extent necessary so that participation by benefit plan investors will not be “significant” within the meaning of the Plan Regulations. Therefore, it is not expected that our Company assets will constitute “plan assets” of plans that acquire interests.

It is the current intent of our Company to limit the aggregate investment by benefit plan investors to less than 25% of the value of the members’ membership interests so that equity participation of benefit plan investors will not be considered “significant.” Our Company reserves the right, however, to waive the 25% limitation.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY OUR COMPANY OR ITS OFFICERS, DIRECTORS, OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN AND CURRENT TAX LAW.

PRIOR PERFORMANCE

Prior Performance is Not Indicative of Future Results

Our Company is newly formed specifically to pursue its proposed business and has no prior experience raising or investing funds. Our Manager is also newly formed and has no experience. However, its management does have prior experience raising money for or operating real estate projects.

The Manager of the Company is Paradyme Asset Management II, LLC, and the principal owner and manager of the Manager is Ryan Garland. In the last 10 years, Ryan Garland has participated in sponsoring two residential and one commercial project, with properties located in Arizona, and Texas. The aggregate dollar amount of property purchased for these projects is $3,919,104.03. Based on purchase prices, 7.9% of the projects are commercial (boat and RV storage) and 92.1% of the projects are residential (63.82% condominium and 28.28% multifamily). 100% percent of the sponsored projects are development/construction projects. These projects involved offerings of securities, with aggregate funds raised totaling approximately $10,515,000 from 195 investors. As of the date of this Offering Circular, one property has been developed into storage units and some of the storage units sold. See table V below for more details on the units sold. All of the data above represents activities of non-public projects with investment objectives similar to those of the Company. None of the projects have had major adverse business developments or conditions that would be material to investors.

In addition, the sponsor has participated in real estate projects where the sponsor has not been the main sponsor (not managerial control). They are noted below but not included in the narrative summary above or the prior performance tables below.

Previous projects with objectives similar to the objectives in this offering include:

•Pine Street (residential – multi-family in TX): This project involves development of a 21-unit urban infill apartment complex in a neighborhood in San Antonio, TX currently experiencing high growth and renewal. The property was acquired for $1,108,043.47 with all cash. The project is owned by Paradyme Equities, Inc. (controlled by Ryan Garland). Pine Street Apartments is located on a corner lot with alley access. This three-floor, 29,000 square foot residential condominium project will offer 100% market-rate unit. Construction commenced in January 2024 and is anticipated to take 15 months to complete.

•Havasu Storage (commercial – self-storage in AZ): This project involves a luxury 208-unit condominium development project for RV and boat storage on a 210,000 square foot site in Lake Havasu City, Arizona.  The property was acquired for $2,501,060.56 with all cash. The project is owned by Paradyme Equities, Inc. (controlled by Ryan Garland). The property is condo mapped and all developed units will be individually sold. Seven total buildings are being developed. Two buildings have been completed and the units sold. Two more buildings are currently under development with one of the buildings being almost completed.

•Boathouse Storage (commercial – luxury boat and RV storage in AZ): This project involves acquiring real property in Lake Havasu City, AZ for the purpose of developing and constructing a luxury boat and recreational vehicle storage facility which will contain approximately 45-units which the company will sell. The land was purchased for $310,000.00.The project is being operated through Paradyme Storage II, LLC (managed by an entity wholly controlled by Ryan Garland). This project is not included in tables 1 through 5 below because its offering is still open, and the Company is still raising funds.

•Parkview (residential – multifamily in CO) This project involves the development of 45 townhomes in Lakewood, CO. The project has been completed and sold. While the project has a similar investment objective, the company, Paradyme Equities Fund IV, LLC (controlled by Ryan Garland), was an investor in the project and did not actually sponsor, manage, or have control of the holding company or the property and its operations. Therefore, the project is not included in the narrative summary above or the prior performance tables below.

Previous projects with objectives dissimilar from the objectives in this offering include:

•The Paradyme Secured Income Fund, LP (controlled by Ryan Garland) has participated in over ninety-five single family, six multifamily and two commercial loan transactions valued at over $43,231,554.51 located in East Coast, Midwest, Northeast, Northwest, South, and West Coast. Rasing $22,833,034 from 19 investors. Detailed information regarding this project is not included in the prior performance tables below since it is a dissimilar program to our current offering and did not involve the acquisition of real property. As such, the project is not included in the narrative summary above or the prior performance tables below.

•Vienza (commercial – winery in CA) involves an investment in a company developing a winery, event center, hotel, and spa by Paradyme Equities Fund V, LLC (controlled by Ryan Garland), which is an investor in the project. It has an offering open and is still in the process of raising capital and has a dissimilar investment objective. In addition, the Company does not control or manage the project. Therefore, the project is not included in the narrative summary above or prior performance tables below.

Each of the following projects in the prior performance tables below (each a “Project” and collectively, “Projects”) has or had investment objectives that are similar to the investment objectives of our Company, that being to acquire, develop, operate, and dispose of residential and commercial real estate throughout the United States. The Projects are each managed by entities managed by Ryan Garland.

All of these Projects were demined to be similar in nature in that they raised funds from private equity offerings exempt from registration under the Securities Act for the primary purpose of acquiring and/or developing and real estate assets. Because of these similarities, investors who are considering purchasing Series Interests from the Company might find it useful to review information about the Projects. Of course, prospective investors should bear in mind that prior performance does not guarantee future results. The fact that a prior Project has been successful (or unsuccessful) does not mean the Company will experience the same results.

None of the Projects have been completely sold as of the date of this Offering Circular and none of the programs referenced above have had any major adverse business developments or conditions.

CAUTION: PRIOR PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE FACT THAT OUR MANAGEMENT HAS BEEN SUCCESSFUL WITH THESE PROJECTS DOES NOT GUARANTEE THAT THE COMPANY OR ANY INDIVIDUAL SERIES WILL BE SUCCESSFUL.

Prior Performance Tables

We are providing a number of tables that illustrate the results of the Projects:

Table	Projects Included in Table	Purpose and Subject Matter
I. Experience Raising Funds	Projects the offering of which closed within the last three years.	Provides information concerning the offerings themselves, including how the offering proceeds were deployed.
II. Compensation to Sponsor	Projects from which the management received compensation during the last three years.	Describes all compensation paid to the management within the last three years, whether in the form of management fees
III. Operating Results	Projects the offering of which closed within the last five years.	Sets forth the annual operating results of the Projects included.
IV. Completed Projects	Projects completed (no longer own properties) within the last five years.	Summarizes the results of the Projects included, including the return to Project investors.
V. Sales of Property	All Projects that have sold property within the last three years.	Summarizes the result of property sales.
VI. Purchases of Property	Purchases of property within the last three years.	Summarizes each property purchase, including number of units, purchase price, and financing.

Table I - EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

Table I sets forth the experience in raising and investing funds for real estate programs whose offerings closed during the last three years.

	Pine Street	Havasu Storage
Dollar Amount Offered	$2,620,000	$7,055,252.88
Dollar Amount Raised	$2,620,000	$7,055,252.88
Less Offering Expenses:	80,148.42	20,522.87
Commissions and Discounts	N/A	N/A
Organizational Expenses costs related to forming the entity (pre-operational fees/expenses)	79,505.42	20,522.87
Business Licenses and Permits	643.00	N/A
Other (explain in note to table)	-	-
Reserves	N/A	N/A
Percent available for investment	96.94%	99.71%
Acquisition Costs
Prepaid Items and Fees	8,043.20	850
Cash Down Payment	1,099,836.27	2,494,888.97
Acquisition Fees	0.00	0.00
Taxes (Credit)	-163.73	-5,321.59
Other (explain)
Total acquisition cost	1,108,043.47	2,501,060.56
Percent Leverage of underlying real estate investment (mortgage financing divided by total acquisition cost)	N/A, no leverage	N/A, no leverage
Date Offering Began	7/20/2021	12/5/2020
Length of Offering (in months)	17	24
Months to Invest 90% of amount available (measured from beginning of offering)	N/A – have not yet invested 90% of funds available for investment	36 months

Table II - COMPENSATION TO SPONSOR (UNAUDITED)

Table II sets forth the compensation to the sponsor in real estate programs whose offerings closed during the last three years.

	Pine Street	Havasu Storage
Date Offering Commenced	7/20/2021	12/5/2020
Dollar Amount Raised	2,620,000	7,055,252.88
Amount paid to sponsor from proceeds of Offering:	N/A	N/A
Underwriting Fees	N/A	N/A
Acquisition Fee	N/A	N/A
--- real estate commissions	N/A	N/A
--- advisory fees	N/A	N/A
--- other (identify and quantify)	N/A	N/A
Other(Add note explaining)	N/A	N/A
Dollar Amount Generated from Operations before Deducting Payments to Sponsor:	N/A	N/A
Amount paid to sponsor from operations:	N/A	N/A
Property Management Fees	N/A	N/A
Partnership (Asset) Management Fees	30,000	1,216,088
Reimbursements (e.g., Due Diligence Expense)	N/A	N/A
Leasing Commitments	N/A	N/A
Other (identify and quantify)	N/A	N/A
Dollar amount of property sales and refinancing before deducting payments to sponsor	N/A	$5,412,236
Cash	N/A	$5,412,236
Notes	N/A	N/A
Amount paid to sponsor from property sales and refinancing:	N/A	N/A
Real Estate Commissions	N/A	N/A
Incentive Fees	N/A	N/A
Other (identify and quantify)	N/A	N/A

Table III - ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs during the five years.

Pine Street	2022	2023
Gross Revenues:	$0	$0
Profit on sale of properties	$N/A	$N/A
Less: Operating expenses	$82,433.97	$21,611
Less: Interest expense	$0	$0
Less: Depreciation	$0	$0
Net income- GAAP Basis	$-82,434	$-21,611
Taxable Income from operations	$-13,105	$-26,563
Taxable income from gain on sale	$N/A	$N/A
Cash Flow (cash generated from operations, sales and refinancing):	$1,600,000	$35,635
Cash generated from operations	$N/A	$N/A
Cash generated from refinancing	$1,600,000	$35,635
Cash generated from sales	$N/A	$N/A
Less: Cash distributions from operating cash flow	$-1,559,827	$-80,240
Less: Cash distributions from sales and refinancing	$N/A	$N/A
Less: Cash distributions from other	$N/A	$N/A
Cash generated (deficiency) after cash distributions	$40,173	$-44,605
Less: Special items (not including sales and refinancing) (identify and quantify)	$N/A	$N/A
Cash generated (deficiency) after cash distributions and special items	$40,173	$-44,605

Pine Street	2022	2023
Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results: Ordinary income(loss) from operations	$-5	$-10.00
Federal Income Tax Results: Ordinary income (loss) — from recapture	$N/A	$N/A
Capital gain loss	$N/A	$N/A
Cash Distributions to Investors Source (on GAAP basis) – Investment Income	$N/A	$N/A
Cash Distributions to Investors Source (on GAAP basis)- Return of capital	$N/A	$N/A
Source (on cash basis) - Sales	$N/A	$N/A
Source (on cash basis) - Refinancing	$N/A	$N/A
Source (on cash basis) - Operations	$N/A	$N/A
Source (on cash basis) - other	$N/A	$N/A

Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).	100%	100%

Havasu Storage	2021	2022	2023
Gross Revenues:	$0	$0	$6,202,803
Profit on sale of properties	$0	$0	$1,751,817
Less: Operating expenses	$20,312	$57,814.34	$149,655
Less: Interest expense	$0	$0	$385,000
Less: Depreciation	$0	$0	$0
Net income- GAAP Basis	-$20,312	$-57,814	$1,217,162
Taxable Income from operations	$-20,312	$-57,814	$-534,655
Taxable income from gain on sale	$0	$0	$1,751,817
Cash Flow (cash generated from operations, sales and refinancing):	$0	$0	$0
Cash generated from operations	$N/A	$N/A	$2,447,005
Cash generated from refinancing	$1,420,142	$1,473,580	$60,000
Cash generated from sales	$0	$0	$5,908,803
Less: Cash distributions from operating cash flow	$-347,574	$-2,531,101	$N/A
Less: Cash distributions from sales and refinancing	$	$N/A	$N/A
Less: Cash distributions from other	$-9,051	$N/A	$1,825,680
Cash generated (deficiency) after cash distributions	$1,063,518	$-1,057,521	$681,325
Less: Special items (not including sales and refinancing) (identify and quantify)	$N/A	$N/A	$N/A
Cash generated (deficiency) after cash distributions and special items	$1,063,518	$-1,057,521	$681,325

Havasu Storage	2021	2022	2023
Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results: Ordinary income(loss) from operations	$-4.03	$-8.19	$172.52
Federal Income Tax Results: Ordinary income (loss) — from recapture	$0	$0	$0
Capital gain loss	$0	$0	$0
Cash Distributions to Investors Source (on GAAP basis) – Investment Income	$0	$0	$0
Cash Distributions to Investors Source (on GAAP basis)- Return of capital	$0	$0	$0
Source (on cash basis) - Sales	$N/A	$N/A	$N/A
Source (on cash basis) - Refinancing	$N/A	$N/A	$N/A
Source (on cash basis) - Operations	$N/A	$N/A	$N/A
Source (on cash basis) - other	$N/A	$N/A	$N/A

Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).	100%	100%	100%

Table IV - OPERATING RESULTS OF COMPLETED PRIOR PROGRAMS (UNAUDITED)

Table IV presents information regarding the operating results of the programs that have completed operations (no longer hold properties) during the previous five years.

Not applicable – none of the programs sponsored and managed by Ryan Garland have completed operations during the previous five years.

Table V - SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)

Table V presents information regarding the sales or disposals of property by programs with similar investment objectives within the most recent three years.

For the Havasu Storage project we purchased the property and developed and have sold some of the individual units. Table V of Guide 5 does not contemplate a development project, and as such, the Company has provided as much information requested by Table V as it is able for investors to have a proper understanding of the project.

Havasu Storage
Name, location, type of property	Havasu Storage, Parcel #120-56-003 in Havasu City, Arizona, Raw land (development)
Gross Leasable space (sq. ft.) or # of units and total square feet of units	208 Units 222,947 SF
Date of Purchase	Date: 8/25/2021
Financing used to develop the property	$2,500,000.00 (includes accrued interest)
Cash down payment	$2,495,738.97

Certificate of occupancy for buildings A and B was received on June 28, 2023. Certificate of occupancy for Building C was received on May 17, 2024.

Below is a breakdown of the sale prices for the units sold to date.

Unit Prices per Owner				Date Sold	Total	Closing Costs
A101	B109	B116	B118	7/6/23
235,000.00	280,000.00	140,000.00	285,000.00		940,000.00	51,062.00
A102				7/14/23
122,500.00					122,500.00	7,808.00
A103				7/10/23
122,500.00					122,500.00	7,808.00
A104				6/30/23
239,000.00					239,000.00	14,001.00
A105				12/29/22
105,000.00					105,000.00	N/A
A106				7/10/23
110,000.00					110,000.00	7,123.00
A107				7/7/23
245,000.00					245,000.00	14,369.00
A108				7/5/23
122,500.00					122,500.00	7,808.00
A109				7/3/23
122,500.00					122,500.00	7,808.00
B102				7/6/23
98,000.00					98,000.00	6,383.00
B103				6/30/23
220,500.00					220,500.00	32,077.00
B104	B105			7/14/23
279,775.00	420,225.00				700,000.00	63,912.00
B106				7/31/23
294,000.00					294,000.00	16,969.00
B107				7/5/23
147,000.00					147,000.00	9,483.00
B108	B119			7/5/23
142,000.00	142,000.00				284,000.00	16,465.00
B110				7/6/23
147,000.00					147,000.00	9,098.00
B111				7/7/23
147,000.00					147,000.00	9,098.00

B112	1/12/24
294,000.00		294,000.00	10,604.12
B113	N/A
147,000.00		147,000.00	8,642.00
B114	6/30/23
147,000.00		147,000.00	9,098.00
B115	7/21/23
294,000.00		294,000.00	15,935.00
B117	7/11/23
147,000.00		147,000.00	9,478.00
B120	7/6/23
147,000.00		147,000.00	9,098.00
B121	10/5/23
294,000.00		294,000.00	58,234.00
B122	2/17/24
142,000.00		142,000.00	2,000.00
B123	7/10/23
147,000.00		147,000.00	9,098.00
B124	7/18/23
294,000.00		294,000.00	16,969.00
B125	7/6/23
147,000.00		147,000.00	13,282.00
B126	6/30/23
147,000.00		147,000.00	6,544.00
B127	N/A
147,000.00		147,000.00	18,057.00

Unit Number	Date Sold	Sale Price	Closing Costs	Total Paid
C101	5/24/2024	$151,999.09	$10,000.91	$162,000.00
C102	5/24/2024	118,374.70	8,125.30	$126,500.00
C103	5/21/2024	118,374.70	8,125.30	$126,500.00
C105	5/20/2024	116,949.70	8,050.30	$125,000.00
C106	5/20/2024	117,081.20	7,418.80	$124,500.00
C107	5/20/2024	117,081.20	7,418.80	$124,500.00
C108	5/21/2024	118,374.70	8,125.30	$126,500.00
C109	5/22/2024	116,874.70	9,625.30	$126,500.00

C110	5/22/2024	117,556.20	7,443.80	$125,000.00
C111	5/22/2024	117,556.20	7,443.80	$125,000.00
C112	5/22/2024	116,874.70	9,625.30	$126,500.00
C116	5/21/2024	118,686.00	7,814.00	$126,500.00
C118	5/21/2024	118,374.70	8,125.30	$126,500.00
C120	5/21/2024	118,374.70	8,125.30	$126,500.00
C123	5/21/2024	116,949.70	8,050.30	$125,000.00
C124	5/20/2024	116,949.70	8,050.30	$125,000.00
C125	5/17/2024	118,374.70	8,125.30	$126,500.00
C126	5/21/2024	118,375.06	8,124.94	$126,500.00
C127	5/21/2024	118,375.06	8,124.94	$126,500.00
C128	5/21/2024	118,414.06	8,085.94	$126,500.00
C129	5/23/2024	109,486.92	6,513.08	$116,000.00
C130	5/23/2024	109,486.92	6,513.08	$116,000.00
C131	5/23/2024	109,486.92	6,513.08	$116,000.00
C132	5/23/2024	109,486.92	6,513.08	$116,000.00
C133	5/23/2024	109,486.92	6,513.08	$116,000.00
C134	5/23/2024	109,486.92	6,513.08	$116,000.00
C135	5/23/2024	109,486.92	6,513.08	$116,000.00
C138	5/29/2024	118,686.00	7,814.00	$126,500.00
C147	5/20/2024	118,686.00	7,814.00	$126,500.00
C148	5/20/2024	116,475.06	8,024.94	$124,500.00
C149	5/20/2024	116,475.06	8,024.94	$124,500.00

Table VI - ACQUISITIONS OF PROPERTIES BY PROGRAMS (UNAUDITED)

Table VI presents information regarding all properties acquired by any prior programs with similar investment objectives in the most recent three years.

Pine Street
Name, location, type of property	Pine Street Apartments, LLC Lots 6, 7,13, & 14, Block 4A, New City Block 486, City of San Antonio, Bexar County, Texas, Multifamily Property
Gross Leasable space (sq. ft.) or # of units and total square feet of units	21 Units 29,000 SF
Date of Purchase	Date: 1/10/2022
Mortgage financing at date of purchase	N/A, paid all cash
Cash down payment	$1,099,836.27
Tax Credit	$163.73
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$1,108,043.47

Havasu Storage
Name, location, type of property	Havasu Storage, Parcel #120-56-003 in Havasu City, Arizona, Raw land (development)
Gross Leasable space (sq. ft.) or # of units and total square feet of units	208 Units 222,947 SF
Date of Purchase	Date: 8/25/2021
Mortgage financing at date of purchase	N/A, paid all cash
Cash down payment	$2,495,738.97
Tax Credit	$5,321.59
Other cash expenditures expensed	N/A
Other cash expenditures capitalized	N/A
Total Acquisition Cost	$2,501,060.56

EXPERTS

Our financial statements for the period from inception (September 27, 2023) to December 31, 2023 included in this offering circular have been audited by Indigo Spire, as stated in its report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential investors in the Series Interests are entitled to review copies of any other agreements relating to any series described in this Offering Circular and supplements thereto, if any. In the subscription agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

Our Manager will answer inquiries from potential investors in offerings concerning any of the Series, the Company, our Manager and other matters relating to the offer and sale of the Series Interests under this Offering Circular. The Company will afford the potential investors in the interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

Paradyme Fund A II, LLC

1200 Broadway #2111

Nashville, TN 37203

Tel: (951) 901-5304

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

FINANCIAL STATEMENTS

INDEPENDENT AUDITOR’S REPORT

April 1, 2024

To: Board of Directors, PARADYME FUND A II, LLC

Re: Inception 2023 Financial Statement Audit

We have audited the accompanying financial statements of PARADYME FUND A II, LLC (a series limited liability company organized in Delaware) (the “Company”), which comprise the balance sheet as of December 31, 2023, and the related statements of income, members’ equity/deficit, and cash flows for the inception period from September 27, 2023 through December 31, 2023, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations, shareholders’ equity/deficit and cash flows for the inception period from September 27, 2023 through December 31, 2023 thus ended in accordance with accounting principles generally accepted in the United States of America.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, CO

April 1, 2024

PARADYME FUND A II, LLC
Balance Sheets
As of December 31, 2023
See Independent Auditor's Report and Notes to the Financial Statements

2023
Assets
Current assets
Cash	$ 0
Total current assets	0

Total assets	$ 0

Liabilities and Members’ Equity
Current liabilities
Due to affiliate	$ 35,990
Total current liabilities	35,990

Membership interests	(35,990)

Total Liabilities and Members’ Equity	$ 0

PARADYME FUND A II, LLC
Statements of Operations
For the inception period from September 27, 2023 through December 31, 2023
See Independent Auditor's Report and Notes to the Financial Statements

Sep 27 – Dec 31 2023
Rental income	$ 0

Operating expenses
Startup expenses	35,990
Total operating expenses	35,990

Net operating income	(35,990)

Net income (loss)	$ (35,990)

PARADYME FUND A II, LLC
Statements of Cash Flows
For the inception period from September 27, 2023 through December 31, 2023
See Independent Auditor's Report and Notes to the Financial Statements

Sep 27 – Dec 31 2023
Cash Flows from Operations
Net income (loss)	$ (35,990)
Adjustments to net income (loss)
Changes in assets and liabilities
None	0
Total Cash Flows from Operations	(35,990)

Cash Flows from Investments
None	0
Total Cash Flows from Investments	0

Cash Flows from Financing
Start-up funding from affiliate	35,990
Total Cash Flows from Financing	35,990

Total Cash Flows	0
Beginning Cash Balance	0
Ending Cash Balance	$ 0

PARADYME FUND A II, LLC

Statements of Members’ Equity (Deficit)

For the inception period from September 27, 2023 through December 31, 2023

See Independent Auditor's Report and Notes to the Financial Statements

Membership interest
Balance as of September 27, 2023	$ 0
Net (loss)	(35,990)
Balance as of December 31, 2023	$ (35,990)

PARADYME FUND A II, LLC
Notes to the Financial Statements
Inception period ended December 31, 2023
See accompanying Independent Auditor’s Report

NOTE 1 - NATURE OF OPERATIONS

PARADYME FUND A II, LLC (“the Company”) is a limited liability organized under the laws of the State of Delaware on September 27, 2023. The Company is newly formed and plans to hold and operate a real estate holding and rental business upon raising capital (see Note 8).

In 2023, the Company designated a series of the limited liability company named Paradyme Fund A II, LLC – Series I Barn Cave.  The assets of Series Barn Cave shall comprise of that certain real property and improvements thereon located at 40 Retail Centre and U.S. Highway 95, Lake Havasu City, Arizona, which will be acquired by Series I Barn Cave upon the close of an initial offering of the securities of the series (See Note 8).

Series I Barn Cave intends to develop a total of 150 total luxury condos with each condo having its own RV/boat storage unit  built below the condos and an approximately 20-23 sq. ft. community center shell for inclusion of a pool and gym. The community center shell will be leased or sold to an operator who will construct tenant improvements for the pool and gym.

The manager of the Company is Paradyme Asset Management II, LLC (the “Manager”), an affiliate of the Company.  The Company will acquire additional assets, seed them into series companies and raise capital from outside investors (See Notes 4 and 8).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”).  In the opinion of management, all adjustments considered necessary for the fair presentation of the financial statements for the years presented have been included.

Use of Estimates

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”).  In the opinion of management, all adjustments considered necessary for the fair presentation of the financial statements for the years presented have been included.

Risks and Uncertainties

The Company has a limited operating history.  The Company's business and operations are sensitive to general business and economic conditions in the United States.  A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, changes in regulations or restrictions in imports, competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.  As of December 31, 2023, the Company is operating as a going concern.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.  Cash consists of funds held in the Company’s checking account.   The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.  As of December 31, 2023, the Company had $0 of cash on hand.

Sales Taxes

Various states impose a sales tax on the Company’s sales to non-exempt customers.  The Company collects the sales tax from customers and remits the entire amount to each respective state.  The Company’s accounting policy is to exclude the tax collected and remitted to the states from revenue and cost of sales.

Long-Lived Assets

Assets are recorded at cost if the expenditure exceeds $1,000.  Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized.  Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to thirty years depending on the asset type.

The Company will review the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.  The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.  As of December 31, 2023, the Company had not yet acquired any fixed assets.

Fair Value Measurements

The Company has determined the fair value of certain assets and liabilities in accordance with United States generally accepted accounting principles (“GAAP”), which provides a framework for measuring fair value.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs.

A fair value hierarchy has been established, which prioritizes the valuation inputs into three broad levels.

•Level 1 inputs consist of quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the related asset or liability.

•Level 3 inputs are unobservable inputs related to the asset or liability.

Income Taxes

The Company is taxed as a partnership for US federal tax purposes.  Items of income, loss, credit and gain are passed through to the members of the Company.  The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company is likely to incur taxable losses in the short-term and is current in its tax filing obligations. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Revenue Recognition

The Company adopted ASC 606, Revenue from Contracts with Customers, as of January 1, 2019 (the “transition date”) using the full retrospective method. There was no transition adjustment recorded upon the adoption of ASC 606.  Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services.

To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the entity satisfies a performance obligation. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Revenue rental income will be recognized as earned less allowances for rent collection deficiencies.

Sales and Marketing Expenses

The Company expenses advertising costs as they are incurred.

Recent Accounting Pronouncements

In February 2017, FASB issued ASU No. 2017-02, “Leases (Topic 842),” that requires organizations that lease assets, referred to as "lessees," to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2017-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. The Company is currently evaluating the effect that the updated standard will have on its financial statements and related disclosures.  The Company will adopt this standard after required to and when applicable to the Company.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company, or (iv) are not expected to have a material impact the Company’s financial statements.

NOTE 3 – INCOME TAX PROVISION

The Company is a partnership for federal income tax purposes.  The Company is expected to incur taxable losses in the short-term and any items of income or expense are allocated to the member(s) on a prorata basis.  Accordingly, no provision for income tax is incurred by the Company on its own account.

Tax returns once filed which will remain subject to examination by the Internal Revenue Service under the statute of limitations for a period of three years from the date it is filed.

NOTE 4 – MEMBERSHIP INTEREST

The Company has a single member though, as discussed in Note 8, individual series companies may have different membership interests.

NOTE 5 –DEBT

The Company does not have any borrowings.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Litigation

The Company, from time to time, may be involved with lawsuits arising in the ordinary course of business. In the opinion of the Company's management, any liability resulting from such litigation would not be material in relation to the Company's consolidated financial position, results of operations and cash flows. There is no pending or threatened litigation.

NOTE 7 – RELATED PARTY TRANSACTIONS

Related-Party Transactions

An affiliate of the Company has advanced certain funds to the Company in order to meet its start-up expenses and initial costs.  The Company’s affiliate charges 5 percent simple interest per annum on these advances.  There is no guarantee that the Company could obtain funding with similar terms on the open market.

NOTE 8 – SUBSEQUENT EVENTS

Reg A Securities Offering and Associated Acquisition

The Company is in the process of preparing for a securities offering exempt from registration under Regulation A.  The Company intends to raise funds within its series companies sufficient to complete the acquisition assets to be individually seeded into series limited liability companies.

Management’s Evaluation

Management has evaluated subsequent events through April 1, 2024, the date the financial statements were available to be issued.  Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

2.1	Certificate of Formation of Paradyme Fund A II, LLC (1)
2.2	Limited Liability Operating Agreement of Paradyme A Fund II, LLC (1)
2.3	Paradyme Fund A II, LLC – Series I Barn Cave Series Designation (1)
4.1	Form of Subscription Agreement*
6.1	Real Estate Purchase Agreement for Paradyme Fund A II, LLC – Barn Cave property (1)
6.2	Paradyme Secured Income Fund, LP Loan Document (1)
11.1	Auditor Consent (1)
12.1	Opinion of Dodson Robinette PLLC

(1)Filed with Form 1A on June 11, 2024, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Delaware, on July 19, 2024.

Paradyme Fund A II, LLC
a Delaware limited liability company

By:	Paradyme Asset Management II, LLC, a Tennessee limited liability company

By:	/s/ Ryan Garland
Name:	Ryan Garland
Title:	Its Manager

By:	/s/ Michael Reveley
Name:	Michael Reveley
Its:	Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Paradyme Asset Management II, LLC, a Tennessee limited liability company

By:	/s/ Michael Reveley
Name:	Michael Reveley
Its:	Chief Executive Officer

By:	/s/ Ryan Garland
Name:	Ryan Garland
Title:	Manager of Paradyme Asset Management II, LLC

Date: July 19, 2024

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